EXECUTION COPY

IRWIN WHOLE LOAN HOME EQUITY TRUST 2003-B,
as Issuer,

and

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION,
as Indenture Trustee

INDENTURE
DATED AS OF FEBRUARY 28, 2003

HOME EQUITY LOAN-BACKED NOTES

HOME EQUITY LOAN-BACKED VARIABLE FUNDING NOTES

HOME EQUITY LOAN-BACKED SUBORDINATE NOTES

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS	1

Section 1.01.	Definitions	1

Section 1.02.	Incorporation by Reference of Trust Indenture Act	2

Section 1.03.	Rules of Construction	2

ARTICLE II ORIGINAL ISSUANCE OF NOTES	2

Section 2.01.	Form	2

Section 2.02.	Execution, Authentication and Delivery	3

ARTICLE III COVENANTS	4

Section 3.01.	Reserved	4

Section 3.02.	Maintenance of Office or Agency	4

Section 3.03.	Money for Payments To Be Held in Trust; Paying Agent	4

Section 3.04.	Existence	5

Section 3.05.	Payment of Principal and Interest; Defaulted Interest	6

Section 3.06.	Protection of Trust Estate	9

Section 3.07.	Opinions as to Trust Estate	10

Section 3.08.	Performance of Obligations; Sale and Servicing Agreement	10

Section 3.09.	Negative Covenants	11

Section 3.10.	Annual Statement as to Compliance	11

Section 3.11.	Recordation of Assignments	12

Section 3.12.	Representations and Warranties Concerning the Mortgage Loans	12

Section 3.13.	Assignee of Record of the Mortgage Loans	12

Section 3.14.	Servicer as Agent and Bailee of the Indenture Trustee	12

Section 3.15.	Investment Company Act	12

Section 3.16.	Issuer May Not Consolidate, etc	13

Section 3.17.	Successor or Transferee	15

Section 3.18.	No Other Business	15

Section 3.19.	No Borrowing	15

Section 3.20.	Guarantees	15

Section 3.21.	Capital Expenditures	15

Section 3.22.	Indenture Trustee Not Liable for Notes or Related Documents	15

Section 3.23.	Notice of Events of Default	16

Section 3.24.	Further Instruments and Acts	16

Section 3.25.	Statements to Noteholders	16

Section 3.26.	Allocation of Principal Payments to the Offered Notes and the Variable Funding Notes	16

Section 3.27.	Payments under the Policy	17

Section 3.28.	Allocation of Losses on the Mortgage Loans	19

Section 3.29.	Additional Representations and Warranties of the Issuer	20

ARTICLE IV THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE	21

Section 4.01.	The Notes	21

Section 4.02.	Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Certificate Registrar	22

Section 4.03.	Mutilated, Destroyed, Lost or Stolen Notes	25

Section 4.04.	Persons Deemed Owners	26

Section 4.05.	Cancellation	26

Section 4.06.	Book-Entry Notes	27

Section 4.07.	Notices to Depository	27

Section 4.08.	Definitive Notes	27

Section 4.09.	Tax Treatment	28

Section 4.10.	Reserved	29

Section 4.11.	Satisfaction and Discharge of Indenture	29

Section 4.12.	Application of Trust Money	30

Section 4.13.	Reserved	30

Section 4.14.	Repayment of Monies Held by Paying Agent	30

Section 4.15.	Temporary Offered Notes	30

Section 4.16.	Subrogation and Cooperation	31

Section 4.17.	Enhancer's Rights Regarding Actions, Proceedings or Investigations	32

ARTICLE V DEFAULT AND REMEDIES	33

Section 5.01.	Notification of Certain Events of Default	33

Section 5.02.	Acceleration of Maturity; Rescission and Annulment	33

Section 5.03.	Collection of Indebtedness and Suits for Enforcement by Indenture Trustee	34

Section 5.04.	Remedies; Priorities	36

Section 5.05.	Optional Preservation of the Trust Estate	38

Section 5.06.	Limitation of Suits	38

Section 5.07.	Unconditional Right of Noteholders To Receive Principal and Interest	39

Section 5.08.	Restoration of Rights and Remedies	39

Section 5.09.	Rights and Remedies Cumulative	40

Section 5.10.	Delay or Omission Not a Waiver	40

Section 5.11.	Control by Enhancer or Noteholders	40

Section 5.12.	Waiver of Past Defaults	41

Section 5.13.	Undertaking for Costs	41

Section 5.14.	Waiver of Stay or Extension Laws	41

Section 5.15.	Sale of Trust Estate	42

Section 5.16.	Action on Notes	43

Section 5.17.	Performance and Enforcement of Certain Obligations	44

ARTICLE VI THE INDENTURE TRUSTEE	44

Section 6.01.	Duties of Indenture Trustee	44

Section 6.02.	Rights of Indenture Trustee	46

Section 6.03.	Individual Rights of Indenture Trustee	46

Section 6.04.	Indenture Trustee's Disclaimer	46

Section 6.05.	Notice of Event of Default	47

Section 6.06.	Reports by Indenture Trustee to Noteholders	47

Section 6.07.	Compensation	47

Section 6.08.	Replacement of Indenture Trustee	48

Section 6.09.	Successor Indenture Trustee by Merger	49

Section 6.10.	Appointment of Co-Indenture Trustee or Separate Indenture Trustee	49

Section 6.11.	Eligibility; Disqualification	50

Section 6.12.	Preferential Collection of Claims Against Issuer	51

Section 6.13.	Representations and Warranties	51

Section 6.14.	Directions to Indenture Trustee	52

Section 6.15.	Conflicting Instructions	52

ARTICLE VII NOTEHOLDERS' LISTS AND REPORTS	52

Section 7.01.	Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders	52

Section 7.02.	Preservation of Information; Communications to Noteholders	53

Section 7.03.	Reports by Issuer	53

Section 7.04.	Reports by Indenture Trustee	54

ARTICLE VIII ACCOUNTS, DISBURSEMENTS AND RELEASES	54

Section 8.01.	Collection of Money	54

Section 8.02.	Reserved	54

Section 8.03.	Officer's Certificate	54

Section 8.04.	Termination Upon Distribution to Noteholders	54

Section 8.05.	Release of Trust Estate	55

Section 8.06.	Surrender of Notes Upon Final Payment	55

ARTICLE IX SUPPLEMENTAL INDENTURES	55

Section 9.01.	Supplemental Indentures Without Consent of Noteholders	55

Section 9.02.	Supplemental Indentures With Consent of Noteholders	56

Section 9.03.	Execution of Supplemental Indentures	58

Section 9.04.	Effect of Supplemental Indenture	58

Section 9.05.	Conformity with Trust Indenture Act	59

Section 9.06.	Reference in Notes to Supplemental Indentures	59

ARTICLE X MISCELLANEOUS	59

Section 10.01.	Compliance Certificates and Opinions, etc	59

Section 10.02.	Form of Documents Delivered to Indenture Trustee	61

Section 10.03.	Acts of Noteholders	62

Section 10.04.	Notices	62

Section 10.05.	Notices to Noteholders; Waiver	62

Section 10.06.	Conflict with Trust Indenture Act	63

Section 10.07.	Effect of Headings	63

Section 10.08.	Successors and Assigns	63

Section 10.09.	Severability of Provisions	63

Section 10.10.	Benefits of Indenture	63

Section 10.11.	Legal Holidays	64

Section 10.12.	Governing Law	64

Section 10.13.	Counterparts	64

Section 10.14.	Recording of Indenture	64

Section 10.15.	Issuer Obligation	64

Section 10.16.	No Petition	65

Section 10.17.	Rights to the Enhancer to Exercise Rights of Group I Noteholders	65

Section 10.18.	Inspection	65

           This INDENTURE, dated as of February 28, 2003, is between Irwin Whole Loan Home Equity Trust 2003-B, a Delaware statutory trust, as issuer (the “Issuer”), and Wells Fargo Bank Minnesota, National Association, as trustee (the “Indenture Trustee”).

WITNESSETH:

           Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer’s Home Equity Loan-Backed Notes, Series 2003-B (the “Offered Notes”), the Holders of the Issuer’s Home Equity Loan-Backed Variable Funding Notes, Series 2003-B (the “Variable Funding Notes”) and the Holders of the Issuer’s Home Equity Loan-Backed Subordinate Notes, Series 2003-B (the “Subordinate Notes” and, together with the Variable Funding Notes and the Offered Notes, the “Notes”).

GRANTING CLAUSE

           The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as trustee for the benefit of the Noteholders and the Enhancer, all of the Issuer’s right, title and interest, whether now existing or hereafter created, in and to (i) the Mortgage Loans and all Additional Balances, (ii) all funds on deposit from time to time in the Collection Account and the Trustee Collection Account (in each case as defined in Appendix A hereto) and all proceeds thereof, (iii) the assignment of the Depositor’s right, title and interest in the representations and warranties made by the Seller in the Mortgage Loan Purchase and Servicing Agreements and (iv) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property that at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Trust Estate” or the “Collateral”).

           The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided herein.

           The Indenture Trustee, as trustee on behalf of the Noteholders, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein.

ARTICLE I
DEFINITIONS

           Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A attached hereto, which is incorporated by reference herein.

           Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act of 1940, as amended (the “TIA”), such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

           "Commission" means the Securities and Exchange Commission.

           "indenture securities" means the Notes.

           "indenture security holder" means a Noteholder.

           "indenture to be qualified" means this Indenture.

           "indenture trustee" or "institutional trustee" means the Indenture Trustee.

           "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

           All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

           Section 1.03. Rules of Construction. Unless the context otherwise requires, (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time; (iii) “or” includes “and/or”; (iv) “including” means including without limitation; (v) words in the singular include the plural and words in the plural include the singular; (vi) the term “proceeds” has the meaning ascribed thereto in the UCC; (vii) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; and (viii) references to a Person are also to such Person’s permitted successors and assigns.

ARTICLE II
ORIGINAL ISSUANCE OF NOTES

           Section 2.01. Form. The Offered Notes, the Variable Funding Notes and the Non-Offered Subordinate Notes, in each case together with the Indenture Trustee’s certificate of authentication, shall be in substantially the forms set forth in Exhibit A-1, A-2 and A-3, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof. Any portion of the text of a Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face thereof.

           The Notes shall be typewritten, printed, lithographed or engraved, or produced by any combination of such methods (with or without steel engraved borders), all as determined by the Authorized Officers executing the same, as evidenced by their execution thereof.

           The terms of the Notes set forth in Exhibits A-1, A-2 and A-3 are part of the terms of this Indenture.

           Section 2.02. Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

           Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them shall have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

           The Indenture Trustee shall upon Issuer Request authenticate and deliver Offered Notes for original issuance in their Initial Class Note Balance or Notional Amount as of the Cut-Off Date and Variable Funding Notes for original issuance in an aggregate initial principal amount of zero. Notwithstanding the foregoing, (i) at any time the Variable Funding Balance may not exceed the Maximum Variable Funding Balance, and (ii) the Variable Funding Balance may not increase more than $100,000 in any month unless the Indenture Trustee receives an Opinion of Counsel to the effect that such increase will not have any material adverse tax consequences to the Trust.

           Each Note shall be dated the date of its authentication. The Notes, other than the Class A-IO Notes, shall be issuable as registered Notes in minimum initial Note Balances of $1,000 and in integral multiples of $1 in excess thereof. The Class A-IO Notes shall be issuable as registered Notes in minimum percentage interests of 5% and in integral multiples of 5% in excess thereof.

           Each Variable Funding Note shall be initially issued with a Variable Funding Balance of $0 or, if applicable, with a Variable Funding Balance in an amount equal to the sum of the Additional Balance Differential for the Collection Period relating to the Payment Date following the date of issuance of such Variable Funding Note pursuant to Section 4.01.

           No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

ARTICLE III
COVENANTS

          Section 3.01. Reserved.

           Section 3.02. Maintenance of Office or Agency. The Issuer shall maintain an office or agency where, subject to the satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

           Section 3.03. Money for Payments To Be Held in Trust; Paying Agent. All payments of amounts due and payable with respect to any Notes pursuant to Section 3.05 shall be made on behalf of the Issuer by the Indenture Trustee or the Paying Agent, and no amounts shall be paid to the Issuer except as provided in this Section. The Indenture Trustee shall initially be the Paying Agent.

           The Issuer shall cause each Paying Agent (other than the Indenture Trustee) to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and as Paying Agent, the Indenture Trustee hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

           (a) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

           (b) give the Indenture Trustee and the Enhancer written notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

           (c) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

           (d) immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for payments in respect of the Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

           (e) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

           (f) deliver to the Indenture Trustee a copy of the statement to Noteholders prepared with respect to each Payment Date pursuant to Section 4.01 of the Sale and Servicing Agreement.

           The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Request direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

           Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee may also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Holders the Notes of which have been called but have not been surrendered for redemption or the right of which to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or any Paying Agent, at the last address of record for each such Holder).

           Section 3.04. Existence. The Issuer shall keep in full force and effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Mortgage Loans and each other instrument or agreement included in the Trust Estate.

           Section 3.05. Payment of Principal and Interest; Defaulted Interest.

           (a) On each Payment Date (other than a Payment Date after an Event of Default and an acceleration of the Notes), from amounts on deposit in the Trustee Collection Account resulting from Interest Collections and Principal Collections with respect to the Mortgage Loans (after the Indenture Trustee has removed any investment earnings to be retained by it pursuant to Section 6.07), together with any draw on the Policy in respect of Insured Amounts for such Payment Date to be applied solely to the Senior Notes, and minus any permitted expenses reimbursable to the Indenture Trustee pursuant to Section 6.07, the Indenture Trustee shall apply the following amounts in the following order of priority, in accordance with the Report to Noteholders:

(i) first, to pay to the Enhancer the accrued and unpaid premium for the Policy and any previously unpaid premiums, with interest on any unpaid premiums at the Late Payment Rate;

(ii) second, to pay the accrued and unpaid interest due on the Note Balances (or Variable Funding Balance in the case of the Variable Funding Notes) of the Notes and the notional balance of the Class A-IO Notes at their respective Note Rates as follows:

(A) first, to the Senior Notes on a pro rata basis in accordance with the amount of accrued interest due thereon;

(B) second, to the Class M notes; and

(C) third, to the Class B notes;

(iii) third, to pay as principal on the Notes (other than the Class A-IO Notes), in an amount equal to the Principal Collection Distribution Amount as follows:

(A) first, to the Senior Notes, in the order specified in Section 3.26(a) and (b), until their aggregate Note Balance has been reduced to the Senior Optimal Principal Balance;

(B) second, to the Class M Notes, until the Note Balance thereof has been reduced to the Class M Optimal Balance; and

(C) third, to the Class B Notes, until the Note Balance thereof has been reduced to the Class B Optimal Balance;;

(iv) fourth, to pay as principal on the Senior Notes, in the order specified in Section 3.26(a) and (b), until their aggregate Note Balance has been reduced to the Senior Optimal Principal Balance, an amount equal to the Liquidation Loss Distribution Amount

(v) fifth, to reimburse the Enhancer for any unreimbursed prior draws on the Policy, with interest thereon at the Late Payment Rate;

(vi) sixth, to pay as principal on the Class M Notes, until the Note Balance thereof has been reduced to the Class M Optimal Balance, an amount equal to the Liquidation Loss Distribution Amount, to the extent not distributed to the holders of the Senior Notes under clause fourth above;

(vii) seventh, to pay as principal on the Class B Notes, until the Note Balance thereof has been reduced to the Class B Optimal Balance, an amount equal to the Liquidation Loss Distribution Amount, to the extent not distributed to the holders of the Senior Notes or the Class M Notes under clauses fourth and sixth above, respectively;

(viii) eighth, to the holders of the Non-Offered Subordinate Notes and the Certificates in the proportions and priorities set forth in Section 3.26(d):

(A) on the Payment Date in April 2003, 100% of the remaining funds for that Payment Date; and

(B) on the Payment Date in May 2003, 50% of the remaining funds for that Payment Date;

(ix) ninth, to pay as principal on the Senior Notes, in the order specified in Section 3.26(a) and (b), until their aggregate Note Balance has been reduced to the Senior Optimal Principal Balance, an amount equal to the Overcollateralization Increase Amount (up to the Overcollateralization Funding Amount);

(x) tenth, to pay to the Enhancer any other amounts owed to it pursuant to the Insurance Agreement, with interest thereon at the Late Payment Rate;

(xi) eleventh, to pay as principal on the Class M Notes, until the Note Balance thereof has been reduced to the Class M Optimal Principal Balance, an amount equal to the Overcollateralization Increase Amount (up to the Overcollateralization Funding Amount, less any portion thereof applied under clause ninth above), to the extent not distributed to the holders of the Senior Notes under clause ninth above;

(xii) twelfth, to pay as principal on the Class B Notes, until the Note Balance thereof has been reduced to the Class B Optimal Principal Balance, an amount equal to the Overcollateralization Increase Amount (up to the Overcollateralization Funding Amount, less any portion thereof applied under clauses ninth or eleventh above), to the extent not distributed to the holders of the Senior Notes or the Class M Notes under clauses ninth and eleventh above;

(xiii) thirteenth, to pay the Indenture Trustee, the Master Servicer, the Owner Trustee and the Administrator any unpaid expenses and other reimbursable amounts owed to them;

(xiv) fourteenth, to pay any unpaid Interest Carry-Forward Amounts, together with interest thereon, as follows:

(A) first, to the Senior Notes on a pro rata basis in accordance with the amount of any unpaid Interest Carry-Forward Amounts;

(B) second, to the Class M notes; and

(C) third, to the Class B notes; and

(xv) fifteenth, any remaining amounts to the holders of the Non-Offered Subordinate Notes and the Certificates in the proportions and priorities set forth in Section 3.26(d).

provided, that the foregoing is also subject to the allocation rules and priorities set forth in Sections 3.26 and 3.28.

           Notwithstanding the foregoing, on the Legal Final Payment Date of the Offered Notes (other than the Class A-IO Notes) and the Variable Funding Notes, the amounts to be paid pursuant to clause (iii) above shall be equal to the sum of the Offered Note Balance of the Offered Notes and the Variable Funding Balance of the Variable Funding Notes immediately prior to such Payment Date.

        In the event that any withholding tax is imposed on distributions (or allocations of income) to a Holder of a Note or Certificate, such tax shall reduce the amount otherwise distributable to such Holder in accordance with this Section 3.05. The Indenture Trustee is hereby authorized and directed to retain or cause to be retained from amounts otherwise distributable to the Holders of the Notes or Certificates sufficient funds for the payment of any tax that is legally owed by the Issuer; provided, that such authorization shall not prevent the Indenture Trustee from contesting any such tax in appropriate Proceedings and withholding payment thereof, if permitted by law, pending the outcome of such Proceedings. The amount of any withholding tax imposed with respect to a Holder of a Note or Certificate shall be treated as cash distributed to such Holder at the time it is withheld by the Indenture Trustee and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Indenture Trustee may in its sole discretion withhold such amounts in accordance with this paragraph.

        Amounts paid to Noteholders shall be paid in respect of the Offered Notes, the Variable Funding Notes or the Non-Offered Subordinate Notes, as the case may be, in accordance with the applicable percentage as set forth in paragraph (b) below. Any installment of interest or principal payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Holder of record thereof on the immediately preceding Record Date by wire transfer to an account specified in writing by such Holder reasonably satisfactory to the Indenture Trustee, or by check or money order mailed to the address of such Noteholder reflected in the Note Register, in the amount required to be distributed to such Holder on such Payment Date pursuant to such Holder’s Notes; provided, that the Indenture Trustee shall not pay to any such Holder any amounts required to be withheld from a payment to such Holder by the Code.

           (b) Principal of each Note shall be due and payable in full on the Legal Final Payment Date for the related Class of Notes as provided in the applicable form of Note set forth in Exhibits A-1, A-2 and A-3. All principal payments on the Offered Notes and the Variable Funding Notes shall be made pro rata to the Class of Noteholders entitled thereto in accordance with the related Percentage Interests represented thereby. Upon written notice to the Indenture Trustee by the Issuer, the Indenture Trustee shall notify the Person in the name of which a Note is registered at the close of business on the Record Date preceding the related Legal Final Payment Date. Such notice shall be mailed no later than five Business Days prior to the related Legal Final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the related Legal Final Payment Date will be payable only upon presentation and surrender of such Note, and shall specify the place where such Note may be presented and surrendered for such final payment.

           Section 3.06. Protection of Trust Estate.

           (a) The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action necessary or advisable to:

(i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;;

(ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iii) cause the Trust to enforce any of the Mortgage Loans; or;

(iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders therein against the claims of all Persons and parties.;

           (b) Except as otherwise provided in this Indenture, the Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or that is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.07 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.07(a), if no Opinion of Counsel shall have yet been delivered pursuant to Section 3.07(b)), unless the Indenture Trustee shall have first received an Opinion of Counsel (which shall also be addressed to the Enhancer) to the effect that the Lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

        The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section.

           Section 3.07. Opinions as to Trust Estate.

           (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee, the Enhancer, and the Owner Trustee an Opinion of Counsel, at the expense of the Issuer, stating that (i) in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the Lien and security interest in the Mortgage Loans and reciting the details of such action, or (ii) in the opinion of such counsel, no such action is necessary to make such Lien and security interest effective.

           (b) On or before December 31st of each calendar year, commencing in 2004, the Issuer shall furnish to the Indenture Trustee and the Enhancer an Opinion of Counsel at the expense of the Issuer stating that (i) in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and re-filing of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the Lien and security interest in the Mortgage Loans and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to maintain such Lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and re-filing of this Indenture, any indentures supplemental hereto and any other requisite documents, and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the Lien and security interest in the Mortgage Loans until December 31 of the following calendar year.

           Section 3.08. Performance of Obligations; Sale and Servicing Agreement.

           (a) The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents and the instruments and agreements included in the Trust Estate.

           (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee and the Enhancer in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer.

           (c) The Issuer shall not take any action or permit any action to be taken by others that would release any Person from any of such Person's covenants or obligations under any document relating to the Mortgage Loans (including the Mortgage Documents and the Related Documents) or under any instrument included in the Trust Estate, or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such document or any such instrument, except such actions as the Master Servicer is expressly permitted to take in the Sale and Servicing Agreement.

           (d) The Issuer may enter into contracts (with the prior written consent of the Enhancer) with other Persons for the performance of the Issuer's obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuer.

           Section 3.09. Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

           (a) except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so by the Indenture Trustee with the consent of the Enhancer;

           (b) claim any credit on or make any deduction from the principal or interest payable in respect of the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

           (c) permit the validity or effectiveness of this Indenture to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture, except as may be expressly permitted hereby, permit any Lien (other than the Lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate, any part thereof, any interest therein or any proceeds thereof or permit the Lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

           (d) impair or cause to be impaired the Issuer's interest in the Mortgage Loans, the Mortgage Loan Purchase and Servicing Agreements or in any other Basic Document, if any such action would materially and adversely affect the interests of the Noteholders or the Enhancer.

           Section 3.10. Annual Statement as to Compliance. The Issuer shall deliver to the Indenture Trustee and the Enhancer, on or before March 15 of each year (commencing with 2004), an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

           (a) a review of the activities of the Issuer during such year (or from the Closing Date in the case of the first such Certificate) and of its performance under this Indenture and the Trust Agreement has been made under such Authorized Officer's supervision; and

           (b) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture and the Trust Agreement throughout such year (or from the Closing Date in the case of the first such Certificate) or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

           Section 3.11. Recordation of Assignments. The Issuer shall enforce the obligation of the Master Servicer under Section 3.13 of the Sale and Servicing Agreement to submit or cause to be submitted for recording Assignments of Mortgages in accordance with such Section.

           Section 3.12. Representations and Warranties Concerning the Mortgage Loans. The Indenture Trustee, as pledgee of the Mortgage Loans shall have the benefit of the representations and warranties of the Seller in the Mortgage Loan Purchase and Servicing Agreements and assigned to the Issuer in Section 2.01 of the Sale and Servicing Agreement concerning the Mortgage Loans, including without limitation the right to enforce the remedies against the Seller and the Depositor provided in Sections 7.03 and 12.01 of the December Mortgage Loan Purchase and Servicing Agreement, Section 2.08 of the Sale and Servicing Agreement and Section 3.04 of the March Mortgage Loan Purchase and Servicing Agreement, as applicable, to the same extent as though such representations and warranties were made directly to the Indenture Trustee.

           Section 3.13. Assignee of Record of the Mortgage Loans. As pledgee of the Mortgage Loans, the Indenture Trustee shall hold record title to the Mortgage Loans by being named as payee in the endorsements of the Mortgage Notes and assignee in the Assignments of Mortgage recorded to the extent required by Section 3.13 of the Sale and Servicing Agreement. Except as expressly provided in the Mortgage Loan Purchase and Servicing Agreements or the Sale and Servicing Agreement with respect to any Mortgage Loan, the Indenture Trustee shall not execute any endorsement or assignment or otherwise release or transfer record title to such Mortgage Loan until such time as the remaining Trust Estate, or any portion thereof, may be released pursuant to Section 8.05 hereof.

           Section 3.14. Servicer as Agent and Bailee of the Indenture Trustee. Solely for purposes of perfection under Section 9-313 of the UCC or other similar applicable law, rule or regulation of the State in which such property is held by the Master Servicer, the Indenture Trustee hereby acknowledges that the Master Servicer is acting as agent and bailee of the Indenture Trustee in holding amounts on deposit in the Collection Account pursuant to Section 5.02 and Section 3.04 of the Sale and Servicing Agreement that are allocable to the Mortgage Loans, as well as the agent and bailee of the Indenture Trustee in holding any Related Documents released to the Master Servicer pursuant to Section 3.09 of the Sale and Servicing Agreement, and any other items constituting a part of the Trust Estate that from time to time come into the possession of the Master Servicer. It is intended that, by the Master Servicer’s acceptance of such agency pursuant to Section 3.01 of the Sale and Servicing Agreement, the Indenture Trustee, as pledgee of the Mortgage Loans, will be deemed to have possession of such Related Documents, such monies and such other items for purposes of Section 9-313 of the UCC of the State in which such property is held by the Master Servicer.

           Section 3.15. Investment Company Act. The Issuer shall not become an “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (taking into account not only the general definition of the term “investment company” but also any available exceptions to such general definition); provided, that the Issuer shall be in compliance with this Section if it shall have obtained an order exempting it from regulation as an “investment company” so long as it is in compliance with the conditions imposed in such order.

           Section 3.16. Issuer May Not Consolidate, etc.

           (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

(i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee and the Enhancer, in form reasonably satisfactory to the Indenture Trustee and the Enhancer, the due and punctual payment of the principal of and interest on the Notes, and to the Certificate Paying Agent, on behalf of the Certificateholders, and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

(ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

(iii) each Rating Agency shall have notified the Issuer that such transaction will not cause a Rating Event, without taking into account the Policy, and the Enhancer shall have consented thereto;

(iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and the Enhancer) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

(v) any action that is necessary to maintain the Lien and security interest created by this Indenture shall have been taken; and

(vi) the Issuer shall have delivered to the Indenture Trustee and the Enhancer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

           (b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

(i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee and the Enhancer, in form satisfactory to the Indenture Trustee and the Enhancer, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of the Noteholders, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer from and against any loss, liability or expense arising under or relating to this Indenture or the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii) the Enhancer shall have consented thereto, and each Rating Agency shall have notified the Issuer that such transaction will not cause a Rating Event, if determined without regard to the Policy;

(iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and the Enhancer) to the effect that such transaction will not have any material adverse tax consequence to the Issuer or any Senior Noteholder;

(v) any action that is necessary to maintain the Lien and security interest created by this Indenture shall have been taken; and

(vi) the Issuer shall have delivered to the Indenture Trustee and the Enhancer an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

           Section 3.17. Successor or Transferee.

           (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.16(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

           (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.16(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee of such conveyance or transfer.

           Section 3.18. No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning and selling and managing the Mortgage Loans, the issuance of the Notes and the Certificate in the manner contemplated by this Indenture and the other Basic Documents and all activities incidental thereto.

           Section 3.19. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness, except for the Notes.

           Section 3.20. Guarantees. Except as contemplated by this Indenture or the other Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any Person.

           Section 3.21. Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

           Section 3.22. Indenture Trustee Not Liable for Notes or Related Documents. The recitals contained herein shall be taken as the statements of the Depositor, and the Indenture Trustee assumes no responsibility for the correctness thereof. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture, of any other Basic Document or of the Notes (other than the signatures of the Indenture Trustee on the authentication of the Notes) or of any other documents relating thereto. The Indenture Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the Noteholders under this Indenture, including the compliance by the Depositor or the Seller with any representation or warranty made under any Basic Document or in any related document or the accuracy of any such representation or warranty, or any action of the Paying Agent or the Note Registrar or the Indenture Trustee taken in the name of the Owner Trustee.

           Section 3.23. Notice of Events of Default. The Issuer shall give the Indenture Trustee, the Administrator, the Enhancer and each Rating Agency prompt written notice of each Event of Default hereunder.

           Section 3.24. Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

           Section 3.25. Statements to Noteholders. On each Payment Date, the Indenture Trustee will make the Report to Noteholders (and, at its option, any additional files containing the same information in alternative format) available to Noteholders, the Depositor, the Enhancer and the Issuer via the Indenture Trustee’s internet website. The Indenture Trustee’s internet website shall initially be located at www.ctslink.com. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (301) 815-6600. Persons that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Indenture Trustee shall have the right to change the way Report to Noteholders are distributed in order to make such distribution more convenient and/or more accessible to the above Persons, and the Indenture Trustee shall provide timely and adequate notification to all above Persons regarding any such changes.

          Section 3.26. Allocation of Principal Payments to the Offered Notes and the Variable Funding Notes. (a) All principal payments made to the holders of the Senior Notes (other than the Class A-IO Notes) on each Payment Date from whatever source with respect to the Principal Collection Distribution Amount, the Liquidation Loss Amount and the Overcollateralization Increase Amount shall be distributed concurrently to (a) the Group I Notes in the aggregate and (b) the Group II Notes in the aggregate, in each case in proportion to the percentage of the Principal Collections (net of Principal Collections from Loan Group I used to purchase any Additional Balances) derived from the related Loan Group (with respect to which any related Notes are outstanding) for that Payment Date, until the Note Balances of the Group I Notes in the aggregate and the Group II notes in the aggregate have been reduced to zero. After either the Group I Notes in the aggregate or the Group II Notes in the aggregate are reduced to zero, all principal payments allocated to the Senior Notes of such Group shall be distributed to the remaining class or classes of Senior Notes of the other Group in reduction of the Note Balance or Balances thereof.

           (b) Payments of principal that are allocated to the Group I Notes will be paid to the Class IA Notes and the Variable Funding Notes pro rata based on the outstanding Note Balance or Variable Funding Balance, as applicable, thereof until paid in full. Payments of principal that are allocated to the Group II Notes will be paid sequentially (commencing with the Class IIA-1 Notes until the Note Balance of such Class has been reduced to zero) within the Group II Notes.

           (c) Any provision in this Agreement to the contrary notwithstanding, until the Step-Down Date, no principal payments shall be distributed to the Subordinate Notes unless the Note Balances of all of the Senior Notes have been reduced to zero. In addition, if on any Payment Date the Loss and Delinquency Tests are not satisfied, amounts otherwise payable to the Subordinate Notes with respect to principal shall be paid to the Senior Notes, and the Subordinate Notes shall receive no distributions of principal on that Payment Date.

           (d) Payments to the holders of the Non-Offered Subordinate Notes and Certificates on each Payment Date will be equal to the amount of remaining funds in the Trustee Collection Account under clauses (viii) and (xv) of Section 3.05(a). Payment of such aggregate amount on each Payment Date will be made to the Holder of the Non-Offered Subordinate Notes as follows: first, to the Class X-1 Notes, solely as a payment of principal, until the Class X-1 Note Balance has been reduced to $0, and thereafter, to the Class X-2A and Class X-2B Notes in the proportion of 35% and 65%, respectively, of the aggregate amount to be paid on each Payment Date. No payment of any portion of such aggregate amount will be made to the Holder of the Certificate on any Payment Date.

           Section 3.27. Payments under the Policy.

           (a) If the Indenture Trustee determines with respect to any Payment Date that an Insured Amount shall be payable for any Class of Senior Notes, after giving effect to the distributions specified in Section 3.05(a) (calculating such distributions without giving effect to any Insured Amount to be paid by the Enhancer on such Payment Date), the Indenture Trustee shall complete a Notice in the form of Exhibit A to the Policy and submit such notice to the Enhancer no later than 12:00 noon New York City time on the second Business Day preceding such Payment Date as a claim for an Insured Amount.

           (b) The Indenture Trustee shall establish an Eligible Account (which may be a subaccount of the Trustee Collection Account) for the benefit of Holders of the Senior Notes and the Enhancer referred to herein as the "Policy Payment Account" over which the Indenture Trustee shall have exclusive control and sole right of withdrawal. The Indenture Trustee shall deposit upon receipt any amount paid under the Policy in the Policy Payment Account and distribute such amount only for purposes of payment to the Noteholders of the Senior Notes of the Insured Amount for which a claim was made and such amount may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Indenture Trustee or the Trust. Amounts paid under the Policy, to the extent needed to pay the Insured Amount shall be disbursed by the Indenture Trustee to the Noteholders of the Senior Notes in accordance with Section 3.05(a). It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the Insured Amount with other funds available to make such payment. However, the amount of any payment of principal of or interest on the Senior Notes to be paid from funds transferred from the Policy Payment Account shall be noted as provided in subsection (d) of this Section 3.27 in the Note Register and in the Indenture Trustee's Statement to Noteholders. Funds held in the Policy Payment Account shall not be invested. Any funds remaining in the Policy Payment Account on the first Business Day following a Payment Date shall be returned to the Enhancer pursuant to the written instructions of the Enhancer by the end of such Business Day.

           (c) The Indenture Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Senior Note from moneys received under the Policy. The Enhancer shall have the right to inspect such records at reasonable times during normal business hours upon one (1) Business Day's prior written notice to the Indenture Trustee.

           (d) In the event that the Indenture Trustee has received a certified copy of an order of the appropriate court that any Insured Amount has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Indenture Trustee shall so notify the Enhancer, shall comply with the provisions of the Policy to obtain payment by the Enhancer of such voided Insured Amount, and shall, at the time it provides notice to the Enhancer, notify, by mail to the Noteholders of the affected Senior Notes that, in the event any such Noteholder's Insured Amount is so recovered, such Noteholder will be entitled to payment pursuant to the Policy, a copy of which shall be made available through the Indenture Trustee, the Enhancer or the Enhancer's fiscal agent, if any, and the Indenture Trustee shall furnish to the Enhancer or its fiscal agent, if any, its records evidencing the payments which have been made by the Indenture Trustee and subsequently recovered from the Noteholders of such Senior Notes, and dates on which such payments were made.

           (e) The Indenture Trustee shall promptly notify the Enhancer of any proceeding or the institution of any action, of which a Responsible Officer of the Indenture Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any payment made with respect to the Senior Notes. Each Noteholder of a Senior Note, by its purchase of a Senior Note, the Master Servicer, the Issuer and the Indenture Trustee agree that, the Enhancer (so long as no Enhancer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersede as or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Enhancer shall be subrogated to, and each Noteholder of a Senior Note, the Master Servicer, the Issuer and the Indenture Trustee hereby delegate and assign to the Enhancer, to the fullest extent permitted by law, the rights of the Master Servicer, the Issuer, the Indenture Trustee and each Noteholder of a Senior Note in the conduct of any such Preference Claim, including, without limitation, all rights of any party to any adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

           (f) The Indenture Trustee shall, upon retirement of the Senior Notes, furnish to the Enhancer a notice of such retirement, and, upon retirement of the Senior Notes and the expiration of the term of the Policy, surrender the Policy to the Enhancer for cancellation.

           (g) Unless an Enhancer Default exists and is continuing, the Indenture Trustee and the Issuer shall cooperate in all respects with any reasonable request by the Enhancer for action to preserve or enforce the Enhancer's rights or interests hereunder without limiting the rights or affecting the interests of the Noteholders of the Senior Notes as otherwise set forth herein.

           (h) Each Noteholder of a Senior Note, by its purchase of such Senior Note, and the Indenture Trustee hereby agrees that, unless a Enhancer Default exists and is continuing, the Enhancer shall have the right to direct all matters relating to the Senior Notes in any proceeding in a bankruptcy of the Issuer, including without limitation any proceeding relating to a Preference Amount and the posting of any surety or note pending any such appeal.

           (i) Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on the Senior Notes which is made with moneys received pursuant to the terms of the Policy shall not be considered payment of the Senior Notes from the Trust. The Issuer and the Indenture Trustee acknowledge, and each Noteholder of a Senior Note by its acceptance of such Senior Note agrees, that without the need for any further action on the part of the Enhancer, the Issuer, the Indenture Trustee or the Note Registrar (x) to the extent the Enhancer makes payments, directly or indirectly, on account of principal of or interest on the Senior Notes to the Holders of such Senior Notes, the Enhancer will be fully subrogated to, and each Noteholder of a Senior Note, the Issuer and the Indenture Trustee hereby delegate and assign to the Enhancer, to the fullest extent permitted by law, the rights of such Noteholders to receive such principal and interest from the Trust, including, without limitation, any amounts due to the Noteholders of the Senior Notes in respect of securities law violations arising from the offer and sale of the Senior Notes, and (y) the Enhancer shall be paid such amounts from the sources and in the manner provided herein for the payment of such amounts.

          Section 3.28. Allocation of Losses on the Mortgage Loans. On each Payment Date, the amount of Liquidation Loss Amounts incurred on the Mortgage Loans in the related Collection Period that were not distributed pursuant to Sections 3.05(a)(iv), (vi) or (vii) will be applied as follows: first, to reduce any Overcollateralization Amount (after allocation of Principal Collections and Interest Collections on the Mortgage Loans for such Payment Date) until such amount has been reduced to zero; second, to reduce the Note Balance of the Class B Notes, until the outstanding Note Balance thereof has been reduced to zero; third, to reduce the Note Balance of the Class M Notes, until the outstanding Note Balance thereof has been reduced to zero; and last, to the extent not covered by a draw on the Policy due to an Enhancer Default in respect of Insured Amounts for such Payment Date, to reduce the Note Balance of the Senior Notes until the outstanding Note Balances thereof have been reduced to zero. Any such Liquidation Loss Amounts allocated to Senior Notes (other than the Class A-IO Notes) shall be allocated to the Senior Notes on a pro rata basis. The reduction of the Note Balance of any Class of Notes by application of Liquidation Loss Amounts as described above shall entitle such Class to reimbursement for such amount, with interest thereon, in accordance with Section 3.05 as a distribution of the Liquidation Loss Distribution Amount (but without double counting for any prior distribution of Liquidation Loss Distribution Amounts to such Class covering such loss amounts). Payment of that reimbursement amount will not further reduce the Note Balance of the applicable Class of Subordinate Notes. Notwithstanding any provision of this section to the contrary, after the Note Balance of any Class has been reduced to zero, that Class will no longer be entitled to distributions.

          Section 3.29. Additional Representations and Warranties of the Issuer. This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Mortgage Loans in favor of the Indenture Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Issuer. The Mortgage Loans constitute “instruments” or “accounts” within the meaning of the applicable UCC. The Issuer owns and has good and marketable title to the Mortgage Loans free and clear of any Lien, claim or encumbrance of any Person. All original executed copies of each Mortgage Note (or a “lost note affidavit” in lieu thereof) that constitute or evidence the Mortgage Loans have been delivered to the Indenture Trustee. The Issuer has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Indenture Trustee hereunder. Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Mortgage Loans other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer. None of the Mortgage Notes that constitute or evidence the Mortgage Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee. The foregoing representations and warranties shall survive the discharge of this Indenture.

ARTICLE IV
THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

           Section 4.01. The Notes.

           (a) The Offered Notes shall be registered in the name of a nominee designated by the Depository. Beneficial Owners shall hold interests in the Offered Notes through the book-entry facilities of the Depository in minimum initial Note Balances (or Notional Balances in the case of the Class A-IO Notes) of $1,000 and integral multiples of $1 in excess thereof. The Capped Funding Notes shall be issued as physical notes in fully registered form in minimum initial Capped Funding Balances of $10,000 and integral multiples of $1,000 in excess thereof, together with any additional amount necessary to cover (i) the aggregate Variable Funding Balance of the Variable Funding Notes at the time of the denominational exchange thereof or (ii) the aggregate Capped Funding Balance of any Capped Funding Notes issued in an exchange described in paragraph (d) below. The Variable Funding Balance of the Variable Funding Notes at the time of such exchange shall be the initial Capped Funding Balance of the Capped Funding Notes issued in exchange therefor.

        The Indenture Trustee may for all purposes (including the making of payments due on the Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Offered Notes for the purposes of exercising the rights of Offered Noteholders hereunder. Except as provided in the next succeeding paragraph, the rights of Beneficial Owners with respect to the Offered Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08, Beneficial Owners shall not be entitled to definitive certificates for the Offered Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Offered Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Offered Noteholders and give notice to the Depository of such Record Date. Without the consent of the Issuer, the Enhancer and the Indenture Trustee, the Depository may not transfer any Offered Note except to a successor Depository that agrees to hold such Offered Note for the account of the Beneficial Owners.

        In the event that The Depository Trust Company resigns or is removed as Depository, the Indenture Trustee, with the approval of the Issuer and the Enhancer, may appoint a successor Depository. If no successor Depository has been appointed within 30 days after the effective date of the predecessor Depository’s resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Offered Notes it beneficially owns in the manner prescribed in Section 4.08.

        The Owner Trustee (not in its individual capacity but solely as Owner Trustee), shall, on original issue, execute the Offered Notes on behalf of the Issuer, and the Indenture Trustee shall authenticate and deliver the Notes to or upon the order of the Issuer.

           (b) On each Payment Date, the aggregate Variable Funding Balance of the Variable Funding Notes shall be increased by an amount equal to the Additional Balance Differential for such Payment Date, subject to the terms and conditions set forth below. The aggregate Variable Funding Balance of the Variable Funding Notes, including the Capped Funding Balance of the Capped Funding Notes, shall not exceed the Maximum Variable Funding Balance, and may not increase by more than $100,000 in any month unless the Indenture Trustee receives an Opinion of Counsel to the effect that such increase will not have any material adverse tax consequences to the Trust.

           (c) The Variable Funding Note issued on the Closing Date shall bear the Designation "VFN-1", and each Variable Funding Note issued thereafter shall bear sequential numerical designations in the order of their issuance.

           (d) Subject to the following conditions, the Variable Funding Notes may be exchanged pursuant to Section 4.02 for one or more Capped Funding Notes. Prior to any such exchange, the party requesting the exchange must provide an Opinion of Counsel, addressed to the Issuer, the Enhancer and the Indenture Trustee, to the effect that the Capped Funding Notes shall qualify for federal income tax purposes as indebtedness of the Issuer and neither the Issuer nor any portion thereof will be characterized as a taxable mortgage pool within the meaning of Section 7701(i) of the Code. Upon receipt of the Opinion of Counsel, the Indenture Trustee shall issue Capped Funding Notes with a Capped Funding Balance equal to the Capped Funding Balance permitted under such Opinion of Counsel, in minimum denominations as set forth in paragraph (a) above. The Capped Funding Notes shall bear the designation "Capped" in addition to any other applicable designation. The Capped Funding Notes shall be issued concurrently with a reduction in the aggregate Variable Funding Balance. Any Variable Funding Balance not represented by a Capped Funding Note shall result in the issuance of a new Variable Funding Note having an initial Variable Funding Balance equal to the excess of the outstanding Variable Funding Balance of the Variable Funding Note so surrendered over the initial Capped Funding Balances of the Capped Funding Notes. The Indenture Trustee and the Issuer agree to cooperate with each other, the party requesting the exchange of Variable Funding Notes for Capped Funding Notes and the Depositor, the Seller and the Owner Trustee, and to cause no unreasonable delay in issuing Capped Funding Notes in connection with this Section.

          Section 4.02. Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Certificate Registrar. The Issuer shall cause to be kept at the Corporate Trust Office of the Indenture Trustee a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

        Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust Office of the Indenture Trustee, the Issuer shall execute, and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized initial Note Balances.

        No transfer of a Non-Offered Subordinate Note shall be permitted, and no such transfer shall be registered in the Note Register or be effective hereunder, unless evidenced by an Opinion of Counsel that establishes that such transfer and the registration of such transfer will not cause the Issuer, or any portion thereof, to be characterized as an association (or a publicly traded partnership) taxable as a corporation either by having more than 100 holders of the Certificates and the Non-Offered Subordinate Notes at any time during the taxable year of the Issuer or otherwise, a corporation or a taxable mortgage pool for federal income tax purposes.

        No Non-Offered Subordinate Note or any interest therein (the “Transferred Note or Interest”) may be transferred unless all of the Non-Offered Subordinate Notes and all interests therein are transferred together with the Transferred Note or Interest. Any purported transfers in violation of this provision shall be void.

        In addition, no transfer, sale, assignment, pledge or other disposition of a Non-Offered Subordinate Note shall be made unless the proposed transferee executes a representation letter substantially in the form of Exhibit E, that (i) such transferee is acquiring the Non-Offered Subordinate Note for its own behalf and is not acting as agent or custodian for any other Person or entity in connection with such acquisition, (ii) if such transferee is a partnership, grantor trust or S corporation for federal income tax purposes, Non-Offered Subordinate Notes represent not more than 50% of the assets of the partnership, grantor trust or S corporation, (iii) such transferee agrees to be bound by the Indenture and (iv) such transferee will not (x) incur indebtedness secured by Non-Offered Subordinate Notes where payments on such indebtedness bear a relationship to payments on either the Mortgage Loans in Group I or the Mortgage Loans as a whole within the meaning of Treasury Regulations Section 301.7701(i)-1(f) or (y) use a partnership, trust or other entity to indirectly achieve the result described in clause (x).

        Except as described below, each holder of Non-Offered Subordinate Notes shall establish its non-foreign status by submitting to the Owner Trustee and the Indenture Trustee an IRS Form W-9 and the Certificate of Non-Foreign Status (in substantially the form attached hereto as Exhibit F).

        A Non-Offered Subordinate Note may be transferred to a Person unable to establish its non-foreign status as described in the preceding paragraph only if such Person provides an Opinion of Counsel to the Depositor, the Enhancer, the Owner Trustee and the Indenture Trustee, which Opinion of Counsel shall not be an expense of the Trust, the Depositor, the Enhancer, the Owner Trustee or the Indenture Trustee, satisfactory to the Owner Trustee, the Indenture Trustee and the Enhancer, that such transfer (i) will not affect the federal income tax status of the Trust or any portion thereof and (ii) will not adversely affect the interests of any Certificateholder, Noteholder or the Enhancer, including as a result of the imposition of any federal withholding taxes on the Trust (except to the extent that such withholding taxes would be payable solely from amounts otherwise distributable to the Non-Offered Subordinate Notes of the prospective transferee). If such transfer occurs and such foreign Person becomes subject to such federal withholding taxes, any such taxes will be withheld by the Indenture Trustee. Each holder of Non-Offered Subordinate Notes unable to establish its non-foreign status shall submit to the Indenture Trustee a properly completed copy of the type of Form W-8 that the Indenture Trustee shall reasonably request and shall resubmit such form every three years or with the frequency as required by then-applicable regulations.

        No Variable Funding Note, other than any Capped Funding Note, may be transferred. Subject to the provisions set forth below, Capped Funding Notes may be transferred; provided, that with respect to the initial transfer thereof by the Seller, prior written notification of such transfer shall have been given to each Rating Agency and the Enhancer by the Seller.

        No transfer, sale, pledge or other disposition of a Capped Funding Note shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act, and any applicable state securities laws, or is made in accordance with the Securities Act and such state laws. In the event of any such transfer, the Indenture Trustee or the Issuer shall require the transferee to execute either (i) an investment letter in substantially the form attached hereto as Exhibit B (or in such form reasonably satisfactory to the Indenture Trustee and the Issuer), which investment letters shall not be an expense of the Issuer, the Owner Trustee, the Indenture Trustee or the Depositor, and which investment letter shall state that, among other things, such transferee is a “qualified institutional buyer” as defined under Rule 144A, acting for its own account or for the accounts of other “qualified institutional buyers” as defined under Rule 144A, and is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act provided by Rule 144A or (ii) a written Opinion of Counsel (who may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Indenture Trustee and the Issuer that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Securities Act and such state laws or is being made pursuant to the Securities Act and such state laws, which Opinion of Counsel shall not be an expense of the Issuer, the Owner Trustee, the Indenture Trustee or the Depositor, and the Indenture Trustee shall require the transferee to execute an investment letter in substantially the form of Exhibit C hereto, and the transferor shall execute a representation letter, substantially in the form of Exhibit D hereto, acceptable to and in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee certifying to the Issuer and the Indenture Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Indenture Trustee or the Issuer. The Holder of a Capped Funding Note desiring to effect such transfer shall, and does hereby agree to, indemnify the Indenture Trustee and the Issuer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal or state laws. Notwithstanding the foregoing, the restriction of transfer specified in this paragraph is not applicable to any Capped Funding Notes that have been registered under the Securities Act.

        Subject to the foregoing, at the option of the related Noteholders, Notes may be exchanged for other Notes of like tenor and Class, in each case, in authorized initial Note Balances evidencing the same aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Indenture Trustee, as Note Registrar. With respect to any surrender of Capped Funding Notes for exchange, the new Capped Funding Notes delivered in exchange therefore shall bear the designation “Capped” in addition to any other applicable designation. Whenever any Notes are so surrendered for exchange, the Indenture Trustee shall execute, and the Note Registrar shall authenticate and deliver, the Notes that the Noteholder making such exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company. Notes delivered upon any such transfer or exchange shall evidence the same obligations, and shall be entitled to the same rights and privileges, as the Notes surrendered.

        No service charge shall be made for any registration of transfer or exchange of any Notes, but the Note Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such registration of transfer or exchange. All Notes surrendered for registration of transfer and exchange shall be cancelled by the Note Registrar and delivered to the Indenture Trustee for subsequent destruction without liability on the part of either.

        The Issuer hereby appoints the Indenture Trustee as Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.08 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to Section 3.04 of the Trust Agreement. The Indenture Trustee hereby accepts such appointment.

           Section 4.03. Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee and the Enhancer such security or indemnity as may be required by it to hold the Issuer, the Indenture Trustee and the Enhancer harmless; then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall be, or within seven days shall be, due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of a replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note or such payment from the Person to which it was delivered or any Person taking such replacement Note from the Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Enhancer or the Indenture Trustee in connection therewith.

        Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the related Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith and any other reasonable related expenses (including the fees and expenses of the Indenture Trustee).

        Each replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not such mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone each such replacement Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

        The provisions of this Section are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

           Section 4.04. Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Enhancer, the Indenture Trustee and any agent of the Issuer, the Enhancer or the Indenture Trustee may treat the Person in the name of which such Note is registered as of the date of determination as the owner of such Note for the purpose of receiving payments of principal and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue; and neither the Issuer, the Enhancer, the Indenture Trustee nor any agent of the Issuer, the Enhancer or the Indenture Trustee shall be affected by notice to the contrary.

          Section 4.05. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee, and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever, and the Indenture Trustee shall promptly cancel all Notes so delivered. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time of cancellation thereof, unless the Issuer directs by Issuer Request that the same be destroyed or returned to it; provided, that such Issuer Request shall be timely and such Notes have not been previously disposed of by the Indenture Trustee.

          Section 4.06. Book-Entry Notes. The Offered Notes, upon original issuance, will be issued in the form of typewritten notes representing Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Depository, by or on behalf of the Issuer. The Offered Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner shall receive a Definitive Note representing such Beneficial Owner’s interest in the related Offered Note, except as provided in Section 4.08. Unless and until definitive, fully-registered Offered Notes (the “Definitive Notes”) have been issued to Beneficial Owners pursuant to Section 4.08:

           (a) the provisions of this Section shall be in full force and effect;

           (b) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Holder of the Offered Notes, and shall have no obligation to Beneficial Owners;

           (c) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

           (d) the rights of Beneficial Owners shall be exercised only through the Depository, and shall be limited to those established by law and agreements between the related Beneficial Owners and the Depository or the Depository Participants. Unless and until Definitive Notes are issued pursuant to Section 4.08, the initial Depository shall make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Offered Notes to such Depository Participants; and

           (e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes representing a specified percentage of the aggregate Note Balance, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Beneficial Owners or Depository Participants owning or representing, respectively, such required percentage, and has delivered such instructions to the Indenture Trustee.

           Section 4.07. Notices to Depository. Whenever a notice or other communication to the Offered Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Offered Noteholders to the Depository, and shall have no obligation to any Beneficial Owner.

           Section 4.08. Definitive Notes. If (i) the Indenture Trustee determines that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Offered Notes and the Indenture Trustee is unable to locate a qualified successor, (ii) the Indenture Trustee elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, Beneficial Owners representing at least a majority of the aggregate Offered Note Balance advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Beneficial Owners, then the Depository shall notify all Beneficial Owners, the Enhancer and the Indenture Trustee of the occurrence of such event and of the availability of Definitive Notes to Beneficial Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Offered Notes representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate Definitive Notes in accordance with the instructions of the Depository. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the holders of such Definitive Notes as Offered Noteholders.

           Section 4.09. Tax Treatment. (a) Offered Notes, the Variable Funding Notes and the Class X Notes. The Issuer has entered into this Indenture, and the Offered Notes and the Variable Funding Notes and the Class X Notes shall be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, such Notes will qualify as indebtedness of the Issuer.

        The Issuer, by entering into this Indenture, and each holder of an Offered Note, the Variable Funding Notes or a Class X Note, by its acceptance of such Note (and each Beneficial Owner by its acceptance of an interest in such Note), agrees to treat such Note for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

           (b) Non-Offered Subordinate Notes. The Issuer has entered into this Indenture, and the Non-Offered Subordinate Notes shall be issued, with the intention that, for federal, state and local, income, single business and franchise tax purposes, such Notes will qualify as equity of the Issuer.

        The Issuer, by entering into this Indenture, and each holder of a Non-Offered Subordinate Note, by its acceptance of such Note (and each Beneficial Owner by its acceptance of a beneficial interest in such Note), agrees (i) to treat such Note for federal, state and local income, single business and franchise tax purposes as equity of the Issuer and (ii) to the terms of Section 4.09(c) hereof and Sections 3.12 and 5.03 of the Trust Agreement.

           (c) If Certificates and Non-Offered Subordinate Notes are held by more than one Person, the net income of the Issuer for any month as determined for federal income tax purposes (and each item of income, gain, loss, credit and deduction entering into the computation thereof) shall be allocated among the Certificateholders and the holders of the Non-Offered Subordinate Notes as of the first Record Date following the end of such month, in accordance with each such holder's Percentage Interest in the Non-Offered Subordinate Notes. Net losses of the Issuer, if any, for any month as determined for federal income tax purposes (and each item of income, gain, loss, credit and deduction entering into the computation thereof) shall be allocated among the Certificateholders and the holders of the Non-Offered Subordinate Notes as of the first Record Date following the end of such month, in accordance with each such holder's Percentage Interest in the Non-Offered Subordinate Notes. The Indenture Trustee, on behalf of the Depositor and at the direction of the Master Servicer, is authorized to modify the allocations in this paragraph if necessary or appropriate for the allocations to fairly reflect the economic income, gain or loss to the holders of the Certificates and the Non-Offered Subordinate Notes, or as otherwise required by the Code. The Master Servicer shall act as agent of the tax matters partner of the Trust.

           Section 4.10. Reserved.

          Section 4.11. Satisfaction and Discharge of Indenture. Upon the occurrence of the events set forth in the immediately following sentence, this Indenture shall cease to be of further effect with respect to the Notes except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) rights of Noteholders to receive payments of principal thereof and interest thereon, (d) Sections 3.03, 3.04, 3.06, 3.09, 3.16, 3.18 and 3.19, (e) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.11) and (f) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them. The Indenture Trustee, upon the demand and at the expense of the Issuer, shall execute proper instruments acknowledging the satisfaction and discharge of this Indenture with respect to the Notes, when:

(i) 367 days after either

(A) all Notes theretofore authenticated and delivered (other than (1) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 and (2) Notes for the payment of which money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

(B) all Notes not theretofore delivered to the Indenture Trustee for cancellation (I) have become due and payable; (II) will become due and payable at the last Legal Final Payment Date within one year (III) or have been declared immediately due and payable pursuant to Section 5.02;

and the Issuer, in the case of (I) or (II) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America that will mature prior to the date such amounts are payable, in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on the Notes then outstanding and not theretofore delivered to the Indenture Trustee for cancellation when due on the last Legal Final Payment Date and all amounts due to the Enhancer under the Insurance Agreement;

(ii) the Issuer has delivered to the Indenture Trustee and the Enhancer an Officer's Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 10.01 and stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. If such Opinion of Counsel relates to a deposit made in connection with clause (i)(A)(2) above, such opinion shall further be to the effect that such deposit will not have any material adverse tax consequences to the Issuer, the Noteholders or the Certificateholders.

           Section 4.12. Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.11 shall be held in trust and applied by the Indenture Trustee in accordance with the provisions of the Notes and this Indenture to the payment, either directly or through the Paying Agent or the Certificate Paying Agent, as the Indenture Trustee may determine, to the Securityholders of all sums due and to become due thereon for principal and interest and to the Enhancer all amounts due to the Enhancer under the Insurance Agreement; provided, that such monies need not be segregated from other funds except to the extent required herein or required by law.

           Section 4.13. Reserved.

           Section 4.14. Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Person other than the Indenture Trustee under the provisions of this Indenture with respect to the Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.05, and thereupon the Paying Agent shall be released from all further liability with respect to such monies.

          Section 4.15. Temporary Offered Notes. Pending the preparation of Definitive Notes, the Issuer may execute, and upon its written direction, the Indenture Trustee may authenticate and make available for delivery, temporary Offered Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Offered Notes may determine, as evidenced by their execution of such Term Notes.

        If temporary Offered Notes are issued, the Issuer shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of the Definitive Notes, the temporary Offered Notes shall be exchangeable for Definitive Notes upon surrender of such temporary Offered Notes at the office or agency of the Indenture Trustee, without charge to the related Offered Noteholder. Upon surrender for cancellation of any one or more temporary Offered Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and make available for delivery, in exchange therefor, Definitive Notes of authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, such temporary Offered Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

           Section 4.16. Subrogation and Cooperation.

           (a) The Issuer and the Indenture Trustee acknowledge and each Senior Noteholder by the acceptance of its Note agrees that (i) to the extent the Enhancer makes payments under the Policy on account of principal of or interest on the Senior Notes, the Enhancer will be fully subrogated to the rights of the Senior Noteholders to receive such principal and interest, and (ii) the Enhancer shall be paid such principal and interest only from the sources and in the manner provided herein and in the Insurance Agreement for the payment of such principal and interest.

          The Indenture Trustee shall cooperate in all respects with any reasonable request by the Enhancer for action to preserve or enforce the Enhancer’s rights or interest under this Indenture or the Insurance Agreement, consistent with this Indenture and without limiting the rights of the Senior Noteholders as otherwise set forth in the Indenture, including upon the occurrence and continuance of a default under the Insurance Agreement, a request (which request shall be in writing) to take or cause to be taken any one or more of the following actions (subject to Article VI hereof):

(i) institute Proceedings for the collection of all amounts then payable on the Notes or under this Indenture in respect to the Senior Notes and all amounts payable under the Insurance Agreement to enforce any judgment obtained and collect from the Issuer monies adjudged due;

(ii) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private Sales (as defined in Section 5.15 hereof) called and conducted in any manner permitted by law;

(iii) file or record all assignments that have not previously been recorded;

(iv) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture; and

(v) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Enhancer hereunder.

          Following the payment in full of the Senior Notes, the Enhancer shall continue to have all rights and privileges provided to it under this Section and in all other provisions of this Indenture, until all amounts owing to the Enhancer have been paid in full and all obligations of the Enhancer under the Policy have terminated. Thereafter, all rights of the Enhancer under this Agreement shall terminate in their entirety.

          Section 4.17. Enhancer’s Rights Regarding Actions, Proceedings or Investigations. Until all Senior Notes have been paid in full, all amounts owed to the Enhancer have been paid in full, the Indenture has terminated and the Policy has been returned to the Enhancer for cancellation, the following provisions shall apply exclusively to the Senior Notes and the portion of the Trust and the Trust

           (a)      Notwithstanding anything contained herein or in the other Basic Documents to the contrary, the Enhancer shall have the right to participate in, to direct the enforcement or defense of, and, at the Enhancer's sole option, to institute or assume the defense of, any action, proceeding or investigation that could adversely affect the Trust, the Trust Estate relating to the Senior Notes or the rights or obligations of the Enhancer hereunder or under the Policy or the Basic Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Master Servicer, the Trust or any affiliate thereof. Following notice to the Indenture Trustee, the Enhancer shall have exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the Trust or the Trust Estate relating to Senior Notes. All costs and expenses of the Enhancer in connection with such action, proceeding or investigation, including (without limitation) any judgment or settlement entered into affecting the Enhancer or the Enhancer's interests, shall be included in the reimbursement amounts due to the Enhancer under Section 3.05(a)(x) of this Agreement.

           (b)      In connection with any action, proceeding or investigation that could adversely affect the Trust, the Trust Estate relating to Senior Notes or the rights or obligations of the Enhancer hereunder or under the Policy or the Basic Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Master Servicer, the Trust or any affiliate thereof, the Indenture Trustee, upon receipt of written notice, hereby agrees to cooperate with, and to take such action as directed by, the Enhancer, including (without limitation) entering into such agreements and settlements as the Enhancer shall direct, in its sole discretion, without the consent of any Noteholder.

           (c)      To the extent the Indenture Trustee has actual knowledge of such event, the Indenture Trustee hereby agrees to provide to the Enhancer prompt written notice of any action, proceeding or investigation that names the Trust, the Trust Estate relating to Senior Notes or the Indenture Trustee as a party or that could adversely affect the Trust, the Trust Estate relating to Senior Notes or the rights or obligations of the Enhancer hereunder or under the Policy or the Basic Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Master Servicer, the Seller, the Trust or any affiliate thereof.

           (d)      Notwithstanding anything contained herein or in any of the other Basic Documents to the contrary, the Indenture Trustee shall not, without the Enhancer's prior written consent or unless directed by the Enhancer, undertake or join any litigation or agree to any settlement of any action, proceeding or investigation affecting the Trust, the Trust Estate relating to Senior Notes or the rights or obligations of the Enhancer hereunder or under the Policy or the Basic Documents.

           (e)      Each Senior Noteholder, by acceptance of its Note, and the Indenture Trustee agree that Enhancer shall have such rights as set forth in this Section, which are in addition to any rights of the Enhancer pursuant to the other provisions of the Basic Documents, that the rights set forth in this Section may be exercised by the Enhancer, in its sole discretion, without the need for the consent or approval of any Senior Noteholder or the Indenture Trustee, notwithstanding any other provision contained herein or in any of the other Basic Documents, and that nothing contained in this Section shall be deemed to be an obligation of the Enhancer to exercise any of the rights provided for herein.

ARTICLE V
DEFAULT AND REMEDIES

           Section 5.01.      Notification of Certain Events of Default. The Issuer shall deliver to the Indenture Trustee and the Enhancer, within five days after learning of the occurrence of any event that with the giving of notice and the lapse of time would become an Event of Default under paragraph (c) of the definition of “Event of Default”, written notice in the form of an Officer’s Certificate of the status thereof and what action the Issuer is taking or proposes to take with respect thereto.

           Section 5.02.      Acceleration of Maturity; Rescission and Annulment. If an Event of Default shall occur and be continuing with respect to the Notes or if the Depositor or the Master Servicer shall purchase all of the Mortgage Loans pursuant to Section 8.08 of the Sale and Servicing Agreement, then in every such case the Indenture Trustee, acting at the direction of the Enhancer, or the Holders of the Notes representing not less than a majority of the aggregate Note Balance of the Notes (with the written consent of the Enhancer), may (or shall (x) in the case of a Master Servicer purchase under Section 8.08 of the Sale and Servicing Agreement, or (y) at the direction of the Enhancer) declare the Notes to be immediately due and payable, by a notice in writing to the Issuer and to the Indenture Trustee (with a copy to the Enhancer); and upon any such declaration, the unpaid Note Balance of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

          At any time after a declaration of acceleration of maturity with respect to an Event of Default has been made with respect to the Notes and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided in this Article, the Enhancer or the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes (with the written consent of the Enhancer) that caused the acceleration of the Notes, by written notice to the Issuer and the Indenture Trustee, may in writing waive such Event of Default and rescind and annul such declaration and its consequences if the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                 (i)      all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred;

                (ii)      all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

                (iii)      all Events of Default, other than the nonpayment of principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

        No such rescission shall affect any subsequent default or impair any right consequent thereto.

           Section 5.03.      Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

           (a)      The Issuer covenants that if a default occurs in the payment of (i) interest on any Note when the same becomes due and payable, and such default continues for a period of five (5) days, or (ii) principal of any Note when the same becomes due and payable; then, in each case the Issuer shall, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Noteholders, the entire amount then due and payable on the Notes for principal and interest, with interest on the overdue principal at the applicable Note Rate. In addition thereto, the foregoing shall include such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

           (b)      As to the Senior Notes, in case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 10.16 (with the consent of the Enhancer), may, and at the direction of the Enhancer or of the Holders of Senior Notes representing not less than a majority of the aggregate Note Balance of the Senior Notes (with the consent of the Enhancer), shall, institute Proceedings for the collection of the sums so due and unpaid, and may prosecute such Proceedings to judgment or final decree, and may enforce the same against the Issuer or other obligor on the Senior Notes and collect in the manner provided by law out of the property of the Issuer or such other obligor on the Senior Notes, wherever situated, the monies adjudged or decreed to be payable.

           (c)      If an Event of Default shall occur and be continuing, the Indenture Trustee, subject to the provisions of Section 10.16, may, as more particularly provided in Section 5.04, in its discretion proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

           (d)      In case there shall be pending, relating to the Issuer, any other obligor on the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law; or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable Proceedings relating to the Issuer or such other obligor, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as expressed in such Notes or by declaration or otherwise, and irrespective of whether the Indenture Trustee shall have made any demand pursuant to this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim for the entire amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each such predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and the Noteholders allowed in the related Proceeding;

(ii) unless prohibited by applicable law or regulation, to vote on behalf of the Noteholders in any election of a trustee, standby trustee or Person performing similar functions in any such Proceedings;

(iii) to collect and receive any monies or other property payable or deliverable in respect of the claims of the Noteholders and the Indenture Trustee and to distribute all amounts received with respect to any such claims on their behalf; and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial Proceeding relating to the Issuer, its creditors or its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by the Noteholders to make payments to the Indenture Trustee and, in the event the Indenture Trustee shall consent to the making of payments directly to the Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each such predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith.

           (e)      Nothing contained herein shall be deemed to permit the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder, or to authorize the Indenture Trustee to vote in respect of any claim of a Noteholder in any such Proceeding, except to vote for the election of a trustee in bankruptcy or similar Person as provided above.

           (f)      All rights of action and of asserting claims under this Indenture or in respect of the Notes may be enforced by the Indenture Trustee without the possession of any Notes or the production thereof in any Proceeding relating thereto. Any such Proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the benefit of the Noteholders.

           (g)      In any Proceeding brought by the Indenture Trustee (including any Proceeding involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceeding.

           Section 5.04.      Remedies; Priorities.

           (a)      If an Event of Default shall have occurred and be continuing, the Indenture Trustee, subject to the provisions of Section 10.16 and Section 5.05, with the written consent of the Enhancer, may, or, shall, at the direction of the Enhancer or Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes (with the written consent of the Enhancer), do one or more of the following:

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment thereby obtained and collect from the Issuer or any other obligor on the Notes any monies thereby adjudged due;

(ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture;

(iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

(iv) sell the Trust Estate or any smaller portion thereof or any right or interest therein at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) the Indenture Trustee obtains the consent of the Enhancer, which consent shall not be unreasonably withheld, and the Holders of Notes representing 100% of the aggregate Note Balance of the Notes, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid on the Notes for principal and interest and to reimburse the Enhancer for any amounts drawn under the Policy and any other amounts due the Enhancer under the Insurance Agreement, or (C) the Indenture Trustee determines that the Mortgage Loans will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as the same would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Enhancer, which consent shall not be unreasonably withheld, and the Holders of Notes representing not less than 66 2/3% of the aggregate Note Balance of the Notes. In determining such sufficiency or insufficiency with respect to clauses (B) and (C) above, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation addressed to the Indenture Trustee and the Enhancer as to the feasibility of such proposed action and as to the sufficiency of the portion of the Trust Estate for such purpose. Notwithstanding the foregoing, for so long as a Servicing Default shall not have occurred, any Sale of the Trust Estate shall be made subject to the continued servicing of the Mortgage Loans by the Master Servicer as provided in the Sale and Servicing Agreement. Notwithstanding any sale of the Mortgage Loans pursuant to this Section 5.04(a), the Indenture Trustee shall, for so long as any principal or accrued interest on the Notes remains unpaid, continue to act as Indenture Trustee hereunder and to draw amounts payable under the Policy in accordance with the terms of the Policy.

           (b)      If the Indenture Trustee collects any money or property pursuant to this Article (or in any case following an Event of Default and an acceleration of the Notes), it shall pay out such money or property in the following order:

(i) to the Enhancer the accrued and unpaid Premium for the Policy;

(ii) to the Indenture Trustee, for amounts due under Section 6.07 and to the Administrator for amounts due under Section 4 of the Administration Agreement and to the Owner Trustee, for amounts due to it under the Basic Documents;

(iii) to the Senior Noteholders, for amounts due and unpaid on the Senior Notes in respect of interest, ratably, without preference or priority of any kind, according to the amounts then due and payable;

(iv) to the Senior Noteholders, for amounts due and unpaid on the Notes in respect of principal, ratably, without preference or priority of any kind, until the respective Note Balances of the Senior Notes have been reduced to zero;

(v) to the payment of all amounts due and owing the Enhancer under the Insurance Agreement;

(vi) to the Class M Noteholders, for amounts due and unpaid on the Class M Notes in respect of interest, ratably without preference or priority of any kind, according to the amounts then due and payable'

(vii) to the Class M Noteholders, for amounts due and unpaid on the Class M Notes in respect of principal, ratably, without preference or priority of any kind, according to the amounts then due and payable;

(viii) to the Class B Noteholders, for amounts due and unpaid on the Class B Notes in respect of interest, ratably, without preference or priority of any kind, according to the amounts then due and payable;

(ix) to the Class B Noteholders, for amounts due and unpaid on the Class B Notes in respect of principal, ratably, without preference or priority of any kind, according to the amounts then due and payable;

(x) to the Indenture Trustee any remaining amounts for distribution to the Holders of Certificates and the Non-Offered Subordinate Notes in accordance with Section 3.26(c).

          The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder and the Enhancer a notice that states such record date, and payment date and the amount to be paid.

           Section 5.05.      Optional Preservation of the Trust Estate. If the Notes have been declared due and payable under Section 5.02 following an Event of Default, and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not (but shall at the written direction of the Enhancer in the case of the Senior Notes), elect to take and maintain possession of the Trust Estate. It is the desire of the Issuer and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuer, including payment to the Enhancer. In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation addressed to the Indenture Trustee and, in the case of the Senior Notes, the Enhancer as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

           Section 5.06.      Limitation of Suits. No Noteholder shall have any right to institute any Proceeding with respect to this Indenture, for the appointment of a receiver or trustee or for any other remedy hereunder, unless (subject to the provisions of Section 10.16):

           (a)      such Noteholder shall have previously given written notice to the Indenture Trustee of a continuing Event of Default;

           (b)      the Holders of Notes representing not less than 25% of the aggregate Note Balance of the Notes shall have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

           (c)      such Noteholders shall have offered the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities that may be incurred by it in complying with such request;

           (d)      the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute such Proceedings;

           (e)      no direction inconsistent with such written request shall have been given to the Indenture Trustee during such 60-day period by the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes or, by the Enhancer; and

           (f)      in the case of the Senior Notes, the Enhancer has given its prior written consent.

          No Noteholder shall have any right in any manner whatsoever by virtue of or by availing itself of any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder, to obtain or to seek to obtain priority or preference over any other Noteholder or to enforce any right under this Indenture, in each case except in the manner herein provided.

          In the event that the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the aggregate Note Balance of the Senior Notes, as applicable, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provision of this Indenture.

           Section 5.07.      Unconditional Right of Noteholders To Receive Principal and Interest. Notwithstanding any other provision of this Indenture, each Noteholder shall have the right, which is absolute and unconditional, to receive payment of the interest and principal, if any, due on such Noteholder’s Notes on or after the due date expressed in such Notes or in this Indenture and to institute suit for the enforcement of any such payment. Such right shall not be impaired without the consent of the related Noteholder.

           Section 5.08.      Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Noteholder, then in every such case the Issuer, the Enhancer, the Indenture Trustee, and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Enhancer and the Noteholders shall continue as though no such Proceeding had been instituted.

           Section 5.09.       Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Enhancer or the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

           Section 5.10.       Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, the Enhancer or any Noteholder to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee, the Enhancer or the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Enhancer or the Noteholders, as the case may be.

           Section 5.11.       Control by Enhancer or Noteholders. (a) The Enhancer (so long as no Enhancer Default exists and is continuing) or the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes, with the consent of the Enhancer, shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

           (i)      such direction shall not conflict with any rule of law or with this Indenture;

           (ii)      subject to Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be given by the Enhancer (so long as no Enhancer Default exists and is continuing) or by the Holders of Notes representing 100% of the aggregate Note Balance of the Notes with the consent of the Enhancer;

           (iii)      if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the aggregate Note Balance of the Notes to sell or liquidate the Trust Estate shall be of no force or effect; and

           (iv)      the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of the Noteholders and the Enhancer as set forth in this Subsection, and subject to Section 6.01, the Indenture Trustee need not take any action that it determines might subject it to liability or might materially and adversely affect the rights of any Noteholders not consenting thereto unless the Indenture Trustee has received indemnity satisfactory to it from the Enhancer or a Noteholder.

           Section 5.12.      Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Enhancer (so long as no Enhancer Default exists and is continuing) or the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes (with the consent of the Enhancer) that caused the acceleration of such Notes may waive any past Event of Default and its consequences, except an Event of Default (a) with respect to payment of principal of or interest on such Notes or (b) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of all Noteholders or each Noteholder affected thereby. In the case of any such waiver, the Issuer, the Enhancer, the Indenture Trustee and the applicable Noteholders shall be restored to their respective former positions and rights hereunder; provided, that no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

          Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; provided, that no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

           Section 5.13.      Undertaking for Costs. The parties hereto agree, and each Noteholder, by such Noteholder’s acceptance of a Note, shall be deemed to have agreed, that any court may in its discretion require, in any Proceeding for the enforcement of any right or remedy under this Indenture, or in any Proceeding against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such Proceeding of an undertaking to pay the costs of such Proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such Proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this Section shall not apply to any Proceeding instituted by (i) the Indenture Trustee, (ii) any Noteholder or group of Noteholders, in each case holding Notes representing in the aggregate more than 10% of the aggregate Note Balance (or in the case of a right or remedy under this Indenture which is instituted by the Senior Notes, or the Subordinate Notes, more than 10% of the Note Balance of the Senior Notes or the Subordinate Notes, as the case may be) or (iii) any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the due date expressed in such Note and in this Indenture.

           Section 5.14.      Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of each such power as though no such law had been enacted.

           Section 5.15.      Sale of Trust Estate.

           (a)      The power to effect any sale or other disposition (each, a "Sale") of the Trust Estate pursuant to Section 5.04 is expressly subject to the provisions of Section 5.05 and this Section. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold. The power to effect any such Sale shall continue unimpaired until the Trust Estate has been sold or all amounts payable on the related Classes of Notes under this Indenture have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

           (b)      The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any smaller portion thereof, unless:

(i) the Noteholders of all affected Notes and the Enhancer direct the Indenture Trustee to make such Sale;

(ii) the proceeds of such Sale would be not less than the entire amount that would be payable to the affected Securityholders and the Enhancer in respect of amounts drawn under the Policy and any other amounts due the Enhancer under the Insurance Agreement, in full payment thereof in accordance with Section 5.02, on the Payment Date next succeeding the date of such Sale; or

(iii) the Indenture Trustee determines, in its sole discretion, that the conditions for retention of the Trust Estate set forth in Section 5.05 cannot be satisfied (and in making any such determination, the Indenture Trustee may rely upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.05), and the Enhancer consents to such Sale (which consent shall not be unreasonably withheld), and Holders of Notes representing not less than 66 2/3% of the aggregate Note Balance of the affected Notes consent to such Sale.

          The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this paragraph.

           (c)      Unless the Noteholders and the Enhancer have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in clause (ii) of paragraph (b) of this Section has not been established by the Indenture Trustee, and no Person bids an amount equal to or greater than such amount, the Indenture Trustee shall bid an amount at least $1.00 greater than the highest other bid.

           (d)      In connection with a Sale of all or any portion of the Trust Estate:

(i) any Noteholder may bid for and, with the consent of the Enhancer, purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain, possess and dispose of such property without further accountability; and may, in paying the purchase price therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount, upon distribution of the net proceeds of such Sale, payable thereon. Such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

(ii) the Indenture Trustee may bid for and acquire the property offered for Sale, may, subject to any requirements of and to the extent permitted by applicable law in connection therewith, purchase all or any portion of the Trust Estate in a private Sale, and may, in lieu of paying cash therefor, make settlement for the purchase price by crediting the gross sale price against the sum of (A) the amount that would be distributable to the Securityholders and amounts owing to the Enhancer as a result of such Sale in accordance with Section 5.04(b) on the Payment Date next succeeding the date of such Sale and (B) the expenses of such Sale and of any Proceeding in connection therewith that are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net sale price to be credited against such Notes; and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

(iii) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

(iv) the Indenture Trustee is hereby irrevocably appointed the agent and attorney in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

(v) no purchaser or transferee at any such Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

           Section 5.16.      Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or any other assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

           Section 5.17.      Performance and Enforcement of Certain Obligations.

           (a)      Promptly following a written request from the Enhancer or the Indenture Trustee (with the written consent of the Enhancer) to do so, the Issuer, in its capacity as owner of the Mortgage Loans, shall, with the written consent of the Enhancer, take all such lawful action as the Indenture Trustee or the Enhancer may request to cause the Issuer to compel or secure the performance and observance by the Seller and the Master Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Mortgage Loan Purchase and Servicing Agreements and the Sale and Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Mortgage Loan Purchase and Servicing Agreements, and the Sale and Servicing Agreement, to the extent and in the manner directed by the Indenture Trustee, as pledgee of the Mortgage Loans, including the transmission of notices of default on the part of the Seller or the Master Servicer thereunder and the institution of Proceedings to compel or secure performance by the Seller or the Master Servicer of each of their obligations under the Mortgage Loan Purchase and Servicing Agreement and the Sale and Servicing Agreement.

           (b)      If an Event of Default shall have occurred and be continuing, the Indenture Trustee, as pledgee of the Mortgage Loans, may with the consent of the Enhancer, and shall at the direction of the Enhancer or at the direction (which direction shall be in writing or by telephone confirmed in writing promptly thereafter) of the Holders of Notes representing not less than 66 2/3% of the aggregate Note Balance of the Notes, shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Master Servicer under or in connection with the Mortgage Loan Purchase and Servicing Agreements or the Sale and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Master Servicer, as the case may be, of each of their respective obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Mortgage Loan Purchase and Servicing Agreements or the Sale and Servicing Agreement, as the case may be, and any right of the Issuer to take such action shall not be suspended. In connection therewith, as determined by the Indenture Trustee, the Issuer shall execute all documents provided to it by the Indenture Trustee necessary to effect the transfer of the Mortgage Loans to the Indenture Trustee.

ARTICLE VI
THE INDENTURE TRUSTEE

           Section 6.01.      Duties of Indenture Trustee.

           (a)      If an Event of Default shall have occurred and be continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs.

           (b)      Except during the continuance of an Event of Default:

(i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee that conform to the requirements of this Indenture; provided, that the Indenture Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

           (c)      The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(i) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11 or any direction from the Enhancer that the Enhancer is entitled to give under any of the Basic Documents.

           (d)      The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

           (e)      Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Trust Agreement.

           (f)      No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

           (g)      Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

           (h)      For all purposes under this Indenture, the Indenture Trustee shall not be deemed to have notice or knowledge of any Amortization Event or Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of any event which is in fact an Amortization Event or an Event of Default is received by the Indenture Trustee at the Corporate Trust Office, and such notice references the Notes generally, the Issuer, or this Indenture.

           (i)      The Indenture Trustee shall comply with all applicable information reporting requirements with respect to payments on the Notes under this Indenture.

           Section 6.02.      Rights of Indenture Trustee.

           (a)      The Indenture Trustee may rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in such document.

           (b)      Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any such Officer's Certificate or Opinion of Counsel.

           (c)      The Indenture Trustee may execute any of the trusts or powers or perform any duties hereunder either directly or by or through agents, attorneys, a custodian or a nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

           (d)      The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

           (e)      The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

           Section 6.03.      Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer and its Affiliates with the same rights that it would have if it were not Indenture Trustee. Any Note Registrar, co-registrar or co-paying agent may do the same with like rights. Notwithstanding the foregoing, the Indenture Trustee must comply with Sections 6.11 and 6.12.

           Section 6.04.      Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be (a) responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, (b) accountable for the Issuer’s use of the proceeds from the sale of the Notes or (c) responsible for any statement of the Issuer in the Indenture, in any document issued in connection with the sale of the Notes or in the Notes, other than the Indenture Trustee’s certificate of authentication.

           Section 6.05.      Notice of Event of Default. The Indenture Trustee shall mail to each Noteholder notice of any Event of Default within 90 days promptly after such Event of Default occurs. Except in the case of an Event of Default relating to the payment of principal of or interest on any Note, the Indenture Trustee may withhold such notice to the Noteholders only if and for so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of the Noteholders. If an Event of Default shall occur and be continuing, and if such Event of Default is known to a Responsible Officer of the Indenture Trustee, then the Indenture Trustee shall give prompt notice thereof to the Enhancer.

           Section 6.06.      Reports by Indenture Trustee to Noteholders. The Indenture Trustee shall deliver to each Noteholder such information in the possession of the Indenture Trustee as may be required to enable such Noteholder to prepare its federal and state income tax returns. In addition, upon Issuer Request, the Indenture Trustee shall promptly furnish information in the possession of the Indenture Trustee reasonably requested by the Issuer that is reasonably available to the Indenture Trustee to enable the Issuer to perform its federal and state income tax reporting obligations.

           Section 6.07.      Compensation. The Indenture Trustee shall be compensated and indemnified by the Master Servicer in accordance with Section 6.06 of the Sale and Servicing Agreement, and all amounts owing to the Indenture Trustee hereunder and not paid pursuant to Sections 3.17 and 6.06 of the Sale and Servicing Agreement shall be paid solely as provided in Sections 3.05(a) and 5.04 (subject to the priorities set forth therein). Except as provided in the following sentence, the permitted expenses reimbursable to the Indenture Trustee pursuant to the first paragraph of Section 3.05(a) shall be limited to a total of $150,000 per year. In the event that the Indenture Trustee becomes the successor to the Master Servicer pursuant to Section 7.02 of the Sale and Servicing Agreement, then the expenses of the Indenture Trustee payable in connection with the transfer of servicing shall also constitute permitted expenses reimbursable under the first paragraph of Section 3.05(a) and shall not be subject to the $150,000 Indenture Trustee yearly expense cap contained in the preceding sentence.

          The Indenture Trustee’s compensation shall not be limited by any law relating to compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by the Indenture Trustee in addition to the compensation for its services as provided in Section 3.05(a) (subject to the priorities set forth therein). Such expenses shall include costs of collection and reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts, and payment to the Owner Trustee of its unpaid expenses and reimbursable amounts.

          The Issuer’s payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in paragraph (d) or (e) of the definition thereof with respect to the Issuer, such expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

           Section 6.08.      Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section. The Indenture Trustee may resign at any time by so notifying the Issuer and the Enhancer. The Enhancer or the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes (with the consent of the Enhancer) may remove the Indenture Trustee by so notifying the Indenture Trustee, and the Enhancer (if given by such Noteholders), and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

           (a)      the Indenture Trustee fails to comply with Section 6.11;

           (b)      the Indenture Trustee is adjudged a bankrupt or insolvent;

           (c)      a receiver or other public officer takes charge of the Indenture Trustee or its property; or

           (d)      the Indenture Trustee otherwise becomes incapable of acting.

        If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee with the consent of the Enhancer, which consent shall not be unreasonably withheld. In addition, the Indenture Trustee shall resign to avoid being directly or indirectly controlled by the Issuer.

          A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Enhancer and the Issuer. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to the Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

          If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of Notes representing not less than a majority of the aggregate Note Balance may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

          If the Indenture Trustee fails to comply with Section 6.11, any Noteholder (with the consent of the Enhancer) may petition a court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

           Section 6.09.      Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into or transfers all or substantially all its corporate trust business or assets to another corporation or banking association, the resulting, surviving or transferee without any further act shall be the successor Indenture Trustee hereunder; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide each Rating Agency and the Enhancer with written notice of any such transaction after the Closing Date.

          In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee, and deliver such Notes so authenticated. In case at such time any of the Notes shall not have been authenticated, any successor Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Indenture Trustee; and in all such cases, such certificates shall have the full force that it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

           Section 6.10.      Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

           (a)      Notwithstanding any other provision of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at such time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees or separate trustee or separate trustees, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the Enhancer, such title to the Trust Estate or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11, and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08.

           (b)      Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Indenture Trustee, with the consent of the Enhancer, may at any time accept the resignation of or remove any separate trustee or co-trustee.

           (c)      Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Each instrument appointing a separate trustee or co-trustee shall refer to this Indenture and to the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all provisions of this Indenture, including each provision relating to the conduct of, affecting the liability of or affording protection to the Indenture Trustee. Each such instrument shall be filed with the Indenture Trustee.

           (d)      Any separate trustee or co-trustee may at any time constitute the Indenture Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

           Section 6.11.      Eligibility; Disqualification. (a) The Indenture Trustee shall at all times satisfy the requirements of TIA §310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of A or better by Moody’s. The Indenture Trustee shall comply with TIA §310(b), including the optional provision permitted by the second sentence of TIA §310(b)(9); provided, that there shall be excluded from the operation of TIA §310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA §310(b)(1) are met.

           (b)      Within ninety (90) days after ascertaining the occurrence of an Event of Default which shall not have been cured or waived, unless authorized by the TIA or the Commission, the Indenture Trustee shall resign with respect to the Senior Notes, the Class M Notes and/or the Class B Notes in accordance with Section 6.08 of this Indenture, and the Issuer shall appoint a successor Indenture Trustee (acceptable to the Enhancer in the case of the Senior Notes) for two or more of such Classes, as applicable, so that there will be separate Indenture Trustees for the Senior Notes, the Class M Notes and the Class B Notes. In the event the Indenture Trustee fails to comply with the terms of the preceding sentence, the Indenture Trustee shall comply with clauses (ii) and (iii) of TIA Section 310(b).

           (c)      In the case of the appointment hereunder of a successor Indenture Trustee with respect to any Class of Notes pursuant to this Section 6.11, Issuer, the retiring Indenture Trustee and the successor Indenture Trustee with respect to such Class of Notes shall execute and deliver an indenture supplemental hereto wherein each successor Indenture Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, the successor Indenture Trustee all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of the Class to which the appointment of such successor Indenture Trustee relates, (ii) if the retiring Indenture Trustee is not retiring with respect to all Classes of Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of each Class as to which the retiring Indenture Trustee is not retiring shall continue to be vested in the Indenture Trustee and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Indenture Trustees co-trustees of the same trust and that each such Indenture Trustee shall be a trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee; and upon the removal of the retiring Indenture Trustee shall become effective to the extent provided herein.

           Section 6.12.      Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA §311 (a), excluding any creditor relationship listed in TIA §311 (b). Any Indenture Trustee that has resigned or been removed shall be subject to TIA §311 (a) to the extent indicated therein.

           Section 6.13.      Representations and Warranties. The Indenture Trustee hereby represents and warrants that:

           (a)      the Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States, with full power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

           (b)      the Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary action;

           (c)      the consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the charter or bylaws of the Indenture Trustee or any agreement or other instrument to which the Indenture Trustee is a party or by which it may be bound;

           (d)      there are no Proceedings or investigations pending or, to the Indenture Trustee's knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or any of its properties: (i) asserting the invalidity of this Indenture, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture; and

           (e)      the Indenture Trustee does not have notice of any adverse claim (as such terms are used in UCC Section 8-302) with respect to the Mortgage Loans.

           Section 6.14.      Directions to Indenture Trustee. The Indenture Trustee is hereby directed:

           (a)      to accept the pledge of the Mortgage Loans and hold the Trust Estate in trust for the benefit of the Noteholders and the Enhancer;

           (b)      to authenticate and deliver the Notes substantially in the form of Exhibits A-1, A-2 and A-3 hereto in accordance with the terms of this Indenture; and

           (c)      to take all other actions as shall be required to be taken by the terms of this Indenture.

           Section 6.15.      Conflicting Instructions. If the Indenture Trustee receives conflicting instructions from the Senior Noteholders and the Subordinate Noteholders, the instructions of the Senior Noteholders shall control.

ARTICLE VII
NOTEHOLDERS' LISTS AND REPORTS

           Section 7.01.      Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer shall furnish or cause to be furnished to the Indenture Trustee or the Enhancer, as applicable, (i) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date, and (ii) at such other times as the Indenture Trustee and the Enhancer may request in writing, within 30 days after receipt by the Issuer of any such request, a list in similar form and of similar content as of a date not more than 10 days prior to the time such list is furnished; provided, that for so long as the Indenture Trustee is the Note Registrar, no such list need be furnished.

           Section 7.02.      Preservation of Information; Communications to Noteholders.

           (a)      The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01, and the names and addresses of the Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section upon receipt of a new list so furnished.

           (b)      Noteholders may communicate pursuant to TIAss.312(b) with other Noteholders with respect to their rights under this Indenture or the Notes.

           (c)      The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIAss.312(c).

           Section 7.03.      Reports by Issuer.

           (a)      Within 15 days after each Payment Date, the Indenture Trustee shall file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the statement to the Noteholders for such Payment Date as an exhibit thereto. Prior to January 31, 2004 the Indenture Trustee shall prepare a Form 15 Suspension Notification with respect to the Trust Estate. Prior to March 31, 2004, the Indenture Trustee shall prepare and file a Form 10-K to be executed by the Master Servicer on behalf of the Issuer, in substance conforming to industry standards, with respect to the Trust Estate. The Master Servicer shall execute the Form 10-K after reviewing a satisfactory document and the Indenture Trustee shall file the Form 10-K. The Issuer hereby grants to each of the Master Servicer and the Indenture Trustee a limited power of attorney to file each such document on behalf of the Issuer. Such power of attorney shall continue until either the earlier of (i) receipt by the Indenture Trustee from the Issuer of written termination of such power of attorney and (ii) the termination of the Issuer. The Issuer agrees to promptly furnish to the Indenture Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to this Indenture and the Mortgage Loans as the Indenture Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Indenture Trustee shall have no responsibility to file any item other that those specified in this section.

           (b)      The Issuer shall supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIAss.313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this paragraph and by rules and regulations prescribed from time to time by the Commission.

           (c)      Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

           (d)      In order to comply with their obligations in clause (a) above, the Indenture Trustee and the Master Servicer shall deliver the documents referred to in Section 3.16 of the Sale and Servicing Agreement to each other within the time periods specified therein.

           Section 7.04.      Reports by Indenture Trustee. If required by TIA §313(a), within 60 days after each January 1, commencing with January 1, 2004, the Indenture Trustee shall mail to each Noteholder as required by TIA §313(c) and to the Enhancer a brief report dated as of such date that complies with TIA §313(a). The Indenture Trustee also shall comply with TIA § 313(b).

          A copy of each report at the time of its mailing to the Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Offered Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Offered Notes are listed on any stock exchange.

ARTICLE VIII
ACCOUNTS, DISBURSEMENTS AND RELEASES

           Section 8.01.      Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

           Section 8.02.      Reserved.

           Section 8.03.      Officer’s Certificate. The Indenture Trustee shall receive at least seven days prior written notice when requested by the Issuer to take any action pursuant to Section 8.05(a), accompanied by copies of any instruments to be executed; and the Indenture Trustee shall require, as a condition to such action, an Officer’s Certificate in form and substance satisfactory to the Indenture Trustee stating the legal effect of any such action, outlining the steps required to complete the same and concluding that all conditions precedent to the taking of such action have been satisfied.

          Section 8.04.      Termination Upon Distribution to Noteholders. This Indenture and the respective obligations and responsibilities of the Issuer and the Indenture Trustee created hereby shall terminate upon the distribution to Noteholders, the Enhancer and the Indenture Trustee of all amounts required to be distributed pursuant to Article III or Article V. The rights of the Enhancer shall terminate in accordance with Section 10.10.

           Section 8.05.      Release of Trust Estate.

           (a)      Subject to the payment of its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the Lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in Article VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

           (b)      The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee and the Enhancer pursuant to this Indenture have been paid, release the portion of the Trust Estate that secured the Notes from the Lien of this Indenture.

           (c)      The Indenture Trustee shall release property from the Lien of this Indenture pursuant to this Section only upon receipt of an Issuer Request and, in the case of the Senior Notes only, a letter from the Enhancer stating that the Enhancer has no objection to such request from the Issuer.

           (d)      In the case of the Senior Notes only, the Indenture Trustee shall, at the request of the Issuer or the Depositor, surrender the Policy to the Enhancer for cancellation, upon final payment of principal of and interest on the Senior Notes.

           Section 8.06.      Surrender of Notes Upon Final Payment. By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder’s receipt of the final payment thereon.

ARTICLE IX
SUPPLEMENTAL INDENTURES

           Section 9.01.      Supplemental Indentures Without Consent of Noteholders. Without the consent of the Holders of any Notes, but with prior written notice to each Rating Agency and the prior written consent of the Enhancer, unless an Enhancer Default shall have occurred and is continuing, the Issuer and the Indenture Trustee, when authorized by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

           (a)      to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject to the Lien of this Indenture additional property;

           (b)      to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

           (c)      to add to the covenants of the Issuer for the benefit of the Noteholders or the Enhancer, or to surrender any right or power herein conferred upon the Issuer;

           (d)      to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

           (e)      to cure any ambiguity or mistake, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

           (f)      to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Noteholders or the Enhancer (as evidenced by an Opinion of Counsel addressed to the Indenture Trustee and the Enhancer);

           (g)      to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

           (h)      to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided, however, that no such supplemental indentures shall be entered into unless the Indenture Trustee and the Enhancer shall have received (1) an Opinion of Counsel to the effect that entering into such supplemental indenture will not (i) cause the Issuer, or any portion thereof, to be characterized as an association (or a publicly traded partnership) taxable as a corporation, a corporation or a taxable mortgage pool for federal income tax purposes or (ii) have any material adverse tax consequence to the Noteholders or (2) confirmation from the Rating Agencies that such Supplemental Indenture will not result in a Rating Event.

          The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

           Section 9.02.      Supplemental Indentures With Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Request, may, with prior written notice to each Rating Agency and with the consent of the Enhancer (in the case of the Senior Notes) and the Holders of Notes representing not less than a majority of the aggregate Note Balance of (i) the Group I Notes if any Group I Notes are the only Notes affected thereby, (ii) the Group II Notes if any Group II Notes are the only Notes affected thereby, (iii) the Class A-IO Notes if the Class A-IO Notes are the only Notes Affected (iii) the Subordinate Notes if any Subordinate Notes are the only Notes affected thereby and (iv) all Notes, if the Group I Notes, the Group II Notes, the Class A-IO Notes and the Subordinate Notes, are all affected thereby, by Act of such Noteholders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provision to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of such Noteholders under this Indenture; provided, that no such supplemental indenture may, without the consent of the Holder of each Note affected thereby:

           (a)      change the date of payment of any installment of principal of or interest on any Note, reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on or the proceeds of the sale of the Trust Estate to payment of principal of or interest on the Notes, change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

           (b)      reduce the percentage of the Note Balances or Percentage Interest of the Notes, the consent of the Holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

           (c)      modify or alter the provisions of the proviso to the definition of the term "Outstanding" or modify or alter the exception in the definition of the term "Holder";

           (d)      reduce the percentage of the aggregate Note Balance or the Percentage Interest with respect to which the consent of the Holders of Notes representing such Note Balance is required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;

           (e)      modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

           (f)      modify any provision of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

           (g)      permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the Lien of this Indenture.

          The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture, and any such determination shall be conclusive upon all Noteholders, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

          It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Noteholders to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Notwithstanding the foregoing, any failure of the Indenture Trustee to mail such notice or any defect therein shall not in any way impair or affect the validity of any such supplemental indenture.

          No supplemental indentures may be entered into under this Section 9.02 unless the Indenture Trustee and the Enhancer shall have received an Opinion of Counsel to the effect that such supplemental indenture will not (i) cause the Issuer, or any portion thereof, to be characterized as an association (or a publicly traded partnership) taxable as a corporation, a corporation or a taxable mortgage pool for federal income tax purposes or (ii) have any material adverse tax consequence to the Noteholders.

           Section 9.03.      Execution of Supplemental Indentures. In executing or permitting the additional trusts created by any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

           Section 9.04.      Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby; and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

           Section 9.05.      Conformity with Trust Indenture Act. Each amendment of this Indenture and every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect for so long as this Indenture shall then be qualified under the TIA.

           Section 9.06.      Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and, if required by the Indenture Trustee, shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE X
MISCELLANEOUS

           Section 10.01.      Compliance Certificates and Opinions, etc.

           (a)      Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee and to the Enhancer (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

(iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

(v) if the signer of such certificate or opinion is required to be Independent, the statement required by the definition of the term "Independent".

           (b)      Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made as the basis for the release of any property or securities subject to the Lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee and the Enhancer an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

           (c)      Whenever the Issuer is required to furnish to the Indenture Trustee and the Enhancer an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in paragraph (b) above, the Issuer shall also deliver to the Indenture Trustee and the Enhancer an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made as the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to paragraph (b) above and this paragraph, is 10% or more of the aggregate Note Balance, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the aggregate Note Balance.

           (d)      Whenever any property or securities are to be released from the Lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee and the Enhancer, an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

           (e)      Whenever the Issuer is required to furnish to the Indenture Trustee and the Enhancer an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in paragraph (d) above, the Issuer shall also furnish to the Indenture Trustee and the Enhancer an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by paragraph (f) below or securities released from the Lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by paragraph (d) above and this paragraph equals 10% or more of the aggregate Note Balance, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the aggregate Note Balance.

           (f)      Notwithstanding any provision of this Indenture, the Issuer may, without compliance with the requirements of the other provisions of this Section, (i) collect, sell or otherwise dispose of the Mortgage Loans as and to the extent permitted or required by the Basic Documents or (ii) make cash payments out of the Trustee Collection Account as and to the extent permitted or required by the Basic Documents, so long as the Issuer shall deliver to the Indenture Trustee and the Enhancer every six months, commencing December 31, 2003, an Officer's Certificate of the Issuer stating that all the dispositions of Collateral described in clauses (i) or (ii) above that occurred during the preceding six calendar months were in the ordinary course of the Issuer's business and that the proceeds thereof were applied in accordance with the Basic Documents.

           Section 10.02.      Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Depositor or the Issuer, stating that the information with respect to such factual matters is in the possession of the Depositor or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

           Section 10.03.      Acts of Noteholders.

           (a)      Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee; and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and, subject to Section 6.01, shall be conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

           (b)      The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

           (c)      The Note Register shall prove ownership of Notes.

           (d)      Any request, demand, authorization, direction, notice, consent, waiver or other action by any Noteholder shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

           Section 10.04.      Notices. Notices required to be given hereunder shall be given in the manner set forth in Section 8.03 of the Sale and Servicing Agreement.

           Section 10.05.      Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

          Where this Indenture provides for notice in any manner, any Person entitled to receive such notice may waive such notice in writing, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

          Where this Indenture provides for notice to each Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

           Section 10.06.      Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with any other provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

          The provisions of TIA §§310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded hereby) are a part of and govern this Indenture, whether or not physically contained herein.

           Section 10.07.      Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

           Section 10.08.      Successors and Assigns. All covenants and agreements in this Indenture and the Notes of the Issuer shall bind its successors and assigns, whether or not so expressed. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

           Section 10.09.      Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Indenture shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture, and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Notes or the rights of the Noteholders.

           Section 10.10.      Benefits of Indenture. Except to the extent otherwise provided in this Indenture, (i) the rights and benefits of the Enhancer in this Indenture (including Appendix A hereto) or in the Notes relate only to the Senior Notes and the Mortgage Loans, and (ii) all provisions in this Indenture (including Appendix A hereto) or in the Notes referring to the consent or approval of the Enhancer or actions with respect to the Enhancer shall apply and be implemented only to the extent that such consent, approval or actions affect or concern the Senior Notes (or the Enhancer’s obligations in respect thereof) or the Mortgage Loans. Notwithstanding any provision in this Indenture to the contrary, all rights and benefits of the Enhancer in this Indenture (including Appendix A hereto) or in the Notes (including but not limited to consent rights, rights to notices and rights with respect to opinions) shall terminate upon the later of (a) the repayment in full of the Senior Notes and the payment to the Enhancer of any unpaid amounts owed to it under the Insurance Agreement with interest thereon at the Late Payment Rate as specified in the Insurance Agreement and (b) the termination of all of the Enhancer’s obligations under the Policy.

           Section 10.11.      Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

           Section 10.12.      Governing Law. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT CONSIDERATION OF THE CHOICE OF LAW PRINCIPLES THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

           Section 10.13.      Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

           Section 10.14.      Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

           Section 10.15.      Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their respective individual capacities) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles V, VI and VII of the Trust Agreement.

           Section 10.16.      No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by its acceptance of a Note, hereby covenant and agree that they will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings under any federal or state bankruptcy or similar law in connection with any obligation relating to the Notes, this Indenture or any of the other Basic Documents.

           Section 10.17.      Rights to the Enhancer to Exercise Rights of Senior Noteholders. By accepting its Senior Note, each Senior Noteholder agrees that unless an Enhancer Default exists and is continuing, the Enhancer shall have the right to exercise all rights of the Senior Noteholders as specified under the Basic Document without any further consent of the Senior Noteholders. Any rights conferred to the Enhancer hereunder shall be suspended and shall run to the benefit of the Senior Noteholders during any period in which there exists an Enhancer Default, provided, however, that during an Enhancer Default, the consent of the Enhancer must be obtained with respect to any amendments that may materially adversely affect the Enhancer.

           Section 10.18.      Inspection. The Issuer agrees that, on reasonable prior written notice, it will permit any representative of the Indenture Trustee or the Enhancer, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall, and shall cause its representatives to, hold in confidence all such information except to the extent disclosure may be required by applicable law (and all reasonable applications for confidential treatment are unavailing), and except to the extent the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

* * *

          IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

IRWIN WHOLE LOAN HOME EQUITY
   TRUST 2003-B,
   as Issuer

By: WILMINGTON TRUST COMPANY,
   not in its individual capacity but solely
   as Owner Trustee

By:
      Name:
      Title:

WELLS FARGO BANK MINNESOTA,
   NATIONAL ASSOCIATION,
   as Indenture Trustee

By:
      Name:
      Title:

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION hereby accepts
the appointment as Paying Agent pursuant to
Section 3.03 hereof and as Note Registrar
pursuant to Section 4.02 hereof.
By:
      Name:
      Title:

STATE OF _________ COUNTY OF _______	) ) )	SS.:

          On this __ day of March, 2003, before me personally appeared _______, to me known, who being by me duly sworn, did depose and say that he is the ______of Wells Fargo Bank Minnesota, National Association, as Indenture Trustee, one of the parties described in and that executed the above instrument; that he knows the seal of said party; that the seal affixed to said instrument is the seal of such party; that it was so affixed by order of said party; and that he signed his name thereto by like order.

           Sworn to and subscribed before me this ____ day of March, 2003, by _________________.

______________________________ Notary Public Name: ___________________________ My Commission Expires: ____________

[Notarial Seal]

EXHIBIT A-1

FORM OF CLASS IA NOTE

          UNLESS THIS CLASS IA NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CLASS IA NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THE PRINCIPAL OF THIS CLASS IA NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS IA NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

          THIS CLASS IA NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE TRANSFEROR, THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE OTHER BASIC DOCUMENTS.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2003-B

HOME EQUITY LOAN-BACKED NOTE, SERIES 2003-B

Registered No. IA-1 Note Balance: $_________ Note Rate: Variable First Payment Date: April 25, 2003 Legal Final Payment Date: November 25, 2032	Percentage Interest: 100% CUSIP NO. ____________

          Irwin Whole Loan Home Equity Trust 2003-B, a statutory trust duly organized and existing under the laws of the State of Delaware (the “Issuer”), for value received, hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum of __________ Million _____________________ Thousand Dollars ($________) payable on each Payment Date in an amount equal to the Percentage Interest specified above of the aggregate amount, if any, payable in respect of principal of the Class IA Notes pursuant to Section 3.05 of the Indenture dated as of February 28, 2003 (the “Indenture”), between the Issuer and Wells Fargo Bank Minnesota, National Association, as indenture trustee (the “Indenture Trustee”); provided, however, that the entire unpaid principal amount of this Class IA Note shall be due and payable on the November 25, 2032 Payment Date to the extent not previously paid on a prior Payment Date. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.

          Interest on the Class IA Notes will be paid monthly on each Payment Date at the Note Rate for the related Interest Period. Interest on this Class IA Note will accrue at the Note Rate for the Class IA Notes. Principal of and interest on this Class IA Note shall be paid in the manner specified on the reverse hereof. “Payment Date” means the 25th day of each month or, if any such day is not a Business Day, the immediately succeeding Business Day.

          If an Event of Default shall have occurred and be continuing with respect to the Notes, then the Indenture Trustee, acting at the direction of the Enhancer, or the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes (with the written consent of the Enhancer), may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.

          Principal of and interest on this Class IA Note will be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class IA Note will generally be applied first to interest due and payable on this Class IA Note as provided above and then to the unpaid principal of this Class IA Note.

          Reference is made to the further provisions of this Class IA Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class IA Note.

          Unless the Indenture Trustee has executed the certificate of authentication hereon by manual signature, this Class IA Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.

REVERSE OF CLASS IA NOTE

          This Class IA Note is one of a duly authorized issue of Class IA Notes of the Issuer, designated as its Home Equity Loan-Backed Notes, Series 2003-B (the “Class IA Notes”), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Class IA Notes are subject to all of the terms of the Indenture.

          The Class M Notes are subordinate to the Senior Notes and the Class B Notes are subordinate to the Senior Notes and the Class M Notes, in each case to the extent specified in the Indenture.

          This Class IA Note is entitled to the benefits of an irrevocable and unconditional financial guaranty insurance policy issued by Ambac Assurance Corporation.

          This Class IA Note may be transferred by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Class IA Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class IA Note, but the Note Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Class IA Note.

          Each Holder or Beneficial Owner of a Class IA Note, by its acceptance of a Class IA Note (or, in the case of a Beneficial Owner of a Class IA Note, a beneficial interest in such Class IA Note) covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Transferor, the Master Servicer, the Depositor or the Indenture Trustee on the Class IA Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or any successor or assign of the Indenture Trustee or the Owner Trustee in their respective individual capacities, except as any such Person may have expressly agreed, and provided that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

          Each Beneficial Owner or Class IA Noteholder, by its acceptance of a Class IA Note (or, in the case of a Beneficial Owner of a Class IA Note, a beneficial interest in such Class IA Note) covenants and agrees by accepting the benefits of the Indenture that such Class IA Noteholder or Beneficial Owner will not at any time institute against the Depositor, the Transferor, the Master Servicer or the Issuer, or join in any institution against the Depositor, the Transferor, the Master Servicer or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law in connection with any obligation relating to the Class IA Notes, the Indenture or the other Basic Documents.

          Each Beneficial Owner or Class IA Noteholder, by its acceptance of a Class IA Note (or in the case of a Beneficial Owner of a Class IA Note, a beneficial interest in such Class IA Note) represents either (i) that it is not, and is not purchasing the Class IA Note with assets of, an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a governmental plan or church plan that is subject to applicable federal, state or local law similar to the foregoing provisions of ERISA and/or the Code or (ii) that a class or individual exemption under Section 406 of ERISA or Section 4975 of the Code is applicable to the acquisition and holding of the Class IA Note by such Beneficial Owner or Noteholder or the acquisition and holding of the Class IA Note by such Beneficial Owner or Noteholder does not constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or other applicable federal, state or local law, for which no statutory, regulatory or administrative exemption is available.

          The Issuer has entered into the Indenture, and this Class IA Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Class IA Notes will qualify as indebtedness of the Issuer. Each Class IA Noteholder, by its acceptance of a Class IA Note (and each Beneficial Owner of a Class IA Note by its acceptance of a beneficial interest in such Class IA Note), agrees to treat the Class IA Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

          Prior to the due presentment for registration of transfer of this Class IA Note, the Issuer, the Enhancer, the Indenture Trustee and any agent thereof may treat the Person in the name of which this Class IA Note is registered (as of the date of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Class IA Note shall be overdue; and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the Class IA Noteholders under the Indenture at any time by the Issuer and the Indenture Trustee with prior written notice to each Rating Agency and with the consent of the Enhancer and the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes affected thereby. The Indenture also contains provisions permitting the Enhancer (so long as no Enhancer Default exists) or the Holders of Notes representing a specified percentage of the aggregate Note Balance with the consent of the Enhancer, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class IA Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class IA Note and of any Class IA Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made hereon. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders, but with prior written notice to each Rating Agency and the prior written consent of the Enhancer, unless an Enhancer Default shall have occurred.

          The term “Issuer” as used in this Class IA Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

          The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          This Class IA Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Class IA Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class IA Note at the times, place and rate and in the coin or currency herein prescribed.

          Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust Company or Wells Fargo Bank Minnesota, National Association in their respective individual capacities, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Class IA Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Class IA Note, by its acceptance hereof, agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, such Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class IA Note.

           IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Class IA Note to be duly executed.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2003-B By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee By: Authorized Signatory Dated: March 11, 2003

CERTIFICATE OF AUTHENTICATION

          This is one of the Class IA Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee By: Authorized Signatory Dated: March 11, 2003

ASSIGNMENT

           Social Security or taxpayer I.D. or other identifying number of assignee:
           ___________________________________________________________________

           FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________
           (name and address of assignee)

          the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:____________________ _____________________________________________*/

                                                           _____________________________________________*/

*	____________________

NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A-2

FORM OF CLASS A-IO NOTE

          UNLESS THIS CLASS A-IO NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CLASS A-IO NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          PRINCIPAL SHALL NOT BE PAYABLE IN RESPECT OF THIS NOTE. INTEREST IS CALCULATED ON THIS NOTE BASED ON THE NOTIONAL AMOUNT SPECIFIED HEREIN.

          THIS CLASS A-IO NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE TRANSFEROR, THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE OTHER BASIC DOCUMENTS.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2003-B

HOME EQUITY LOAN-BACKED NOTE, SERIES 2003-B

Registered No. A-IO-1 Initial Notional Balance: $___________ Note Rate: 10.00%* First Payment Date: April 25, 2003 Legal Final Payment Date: September 25, 2005	Percentage Interest: 100% CUSIP NO. ____________

* No interest will accrue after the payment date in December 2004.

          Irwin Whole Loan Home Equity Trust 2003-B, a statutory trust duly organized and existing under the laws of the State of Delaware (the “Issuer”), for value received, hereby promises to pay to CEDE & CO. or its registered assigns, an amount equal to the Percentage Interest specified above of the aggregate amount, if any, payable in respect of the Class A-IO Notes pursuant to Section 3.05 of the Indenture dated as of February 28, 2003 (the “Indenture”), between the Issuer and Wells Fargo Bank Minnesota, National Association, as indenture trustee (the “Indenture Trustee”); provided, however, that no amount in respect of this Class A-IO Note shall be payable after the October 2004 Payment Date. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.

          Interest on the Class A-IO Notes will be paid monthly on each Payment Date at the Note Rate times the Class A-IO Notional Balance for the related Interest Period. Interest on the Class A-IO Notional Balance of this Class A-IO Note will accrue at the Note Rate for each Payment Date from the most recent Payment Date on which interest has been paid (in the case of the first Payment Date, from the Closing Date) to but excluding such Payment Date. The “Note Rate” for each Interest Period will be 10.000% per annum. Interest will be computed on the basis of an assumed year of 360 days consisting of twelve 30-day months. Interest on this Class A-IO Note shall be paid in the manner specified on the reverse hereof. “Payment Date” means the 25th day of each month or, if any such day is not a Business Day, the immediately succeeding Business Day.

          If an Event of Default shall have occurred and be continuing with respect to the Notes, then the Indenture Trustee, acting at the direction of the Enhancer, or the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes (with the written consent of the Enhancer), may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.

          Interest on this Class A-IO Note will be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          Reference is made to the further provisions of this Class A-IO Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A-IO Note.

          Unless the Indenture Trustee has executed the certificate of authentication hereon by manual signature, this Class A-IO Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.

REVERSE OF CLASS A-IO NOTE

          This Class A-IO Note is one of a duly authorized issue of Class A-IO Notes of the Issuer, designated as its Home Equity Loan-Backed Notes, Series 2003-B (the “Class A-IO Notes”), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Class A-IO Notes are subject to all of the terms of the Indenture.

          This Class A-IO Note is entitled to the benefits of an irrevocable and unconditional financial guaranty insurance policy issued by Ambac Assurance Corporation.

          This Class A-IO Note may be transferred by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Class A-IO Notes in authorized denominations and in the same aggregate percentage interest will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class A-IO Note, but the Note Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Class A-IO Note.

          Each Holder or Beneficial Owner of a Class A-IO Note, by its acceptance of a Class A-IO Note (or, in the case of a Beneficial Owner of a Class A-IO, a beneficial interest in such Class A-IO Note) covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Transferor, the Master Servicer, the Depositor or the Indenture Trustee on the Class A-IO Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or any successor or assign of the Indenture Trustee or the Owner Trustee in their respective individual capacities, except as any such Person may have expressly agreed, and provided that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

          Each Beneficial Owner or Class A-IO Noteholder, by its acceptance of a Class A-IO Note (or, in the case of a Beneficial Owner of a Class A-IO Note, a beneficial interest in such Class A-IO Note) covenants and agrees by accepting the benefits of the Indenture that such Class A-IO Noteholder or Beneficial Owner will not at any time institute against the Depositor, the Transferor, the Master Servicer or the Issuer, or join in any institution against the Depositor, the Transferor, the Master Servicer or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law in connection with any obligation relating to the Class A-IO Notes, the Indenture or the other Basic Documents.

          Each Beneficial Owner or Class A-IO Noteholder, by its acceptance of a Class A-IO Note (or in the case of a Beneficial Owner of a Class A-IO Note, a beneficial interest in such Class A-IO Note) represents either (i) that it is not, and is not purchasing the Class A-IO Note with assets of, an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a governmental plan or church plan that is subject to applicable federal, state or local law similar to the foregoing provisions of ERISA and/or the Code or (ii) that a class or individual exemption under Section 406 of ERISA or Section 4975 of the Code is applicable to the acquisition and holding of the Class A-IO Note by such Beneficial Owner or Noteholder or the acquisition and holding of the Class A-IO Note by such Beneficial Owner or Noteholder does not constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or other applicable federal, state or local law, for which no statutory, regulatory or administrative exemption is available.

          The Issuer has entered into the Indenture, and this Class A-IO Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Class A-IO Notes will qualify as indebtedness of the Issuer. Each Class A-IO Noteholder, by its acceptance of a Class A-IO Note (and each Beneficial Owner of a Class A-IO Note by its acceptance of a beneficial interest in such Class A-IO Note), agrees to treat the Class A-IO Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

          Prior to the due presentment for registration of transfer of this Class A-IO Note, the Issuer, the Enhancer, the Indenture Trustee and any agent thereof may treat the Person in the name of which this Class A-IO Note is registered (as of the date of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Class A-IO Note shall be overdue; and none of the Issuer, the Enhancer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the Class A-IO Noteholders under the Indenture at any time by the Issuer and the Indenture Trustee with prior written notice to each Rating Agency and with the consent of the Enhancer and the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes affected thereby. The Indenture also contains provisions permitting the Enhancer (so long as no Enhancer Default exists) or the Holders of Notes representing a specified percentage of the aggregate Note Balance with the consent of the Enhancer, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class A-IO Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A-IO Note and of any Class A-IO Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made hereon. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders, but with prior written notice to each Rating Agency and the prior written consent of the Enhancer, unless an Enhancer Default shall have occurred.

          The term “Issuer” as used in this Class A-IO Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

          The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          This Class A-IO Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Class A-IO Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay interest on this Class A-IO Note at the times, place and rate and in the coin or currency herein prescribed.

          Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust Company or Wells Fargo Bank Minnesota, National Association in their respective individual capacities, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of interest on this Class A-IO Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Class A-IO Note, by its acceptance hereof, agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, such Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class A-IO Note.

          IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Class A-IO Note to be duly executed.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2003-B By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee By: Authorized Signatory Dated: March 11, 2003

CERTIFICATE OF AUTHENTICATION

          This is one of the Class A-IO Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee By: Authorized Signatory Dated: March 11, 2003

ASSIGNMENT

           Social Security or taxpayer I.D. or other identifying number of assignee:
           ___________________________________________________________________

           FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________
           (name and address of assignee)

          the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:____________________ _____________________________________________*/

                                                           _____________________________________________*/

*	____________________

NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A-3a

FORM OF VARIABLE FUNDING NOTE

          THIS VARIABLE FUNDING NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE INDENTURE REFERRED TO HEREIN.

          THE PRINCIPAL OF THIS VARIABLE FUNDING NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS VARIABLE FUNDING NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

          THIS VARIABLE FUNDING NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE OTHER BASIC DOCUMENTS.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2003-B

HOME EQUITY LOAN-BACKED VARIABLE FUNDING NOTE, SERIES 2003-B

No. VFN-1

Note Rate: Variable

Initial Variable Funding Balance: $0

Irwin Whole Loan Home Equity Trust 2003-B, a statutory trust duly organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to Irwin Union Bank and Trust Company or its registered assigns, the principal amount set forth on Schedule A attached hereto (or otherwise owing hereunder as determined pursuant to the Indenture), payable on each Payment Date in an amount equal to the pro rata portion allocable hereto (based on the Variable Funding Balances of all Variable Funding Notes immediately prior to such Payment Date) of the aggregate amount, if any, payable in respect of principal of the Variable Funding Notes pursuant to Section 3.05 of the indenture dated as of February 28, 2003 (the “Indenture”), between the Issuer and Wells Fargo Bank Minnesota, National Association, as indenture trustee (the “Indenture Trustee”); provided, however, that the entire unpaid principal amount of this Variable Funding Note shall be due and payable on the November 25, 2032 Payment Date to the extent not previously paid on a prior Payment Date. Capitalized terms used herein that are not otherwise defined shall have the meaning set forth in Appendix A to the Indenture.

Interest on this Variable Funding Note will be paid monthly on each Payment Date at the Note Rate for the related Interest Period subject to limitations that may result in Interest Carry-Forward Amounts (as further described in the Indenture).

Principal of and interest on this Variable Funding Note will be payable on the related Payment Date as described in the Indenture. “Payment Date” means the 25th day of each month or, if any such day is not a Business Day, the immediately succeeding Business Day.

If an Event of Default shall have occurred and be continuing with respect to the Notes, then the Indenture Trustee, acting at the direction of the Enhancer, or the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes (with the written consent of the Enhancer), may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.

Payments of interest on this Variable Funding Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Variable Funding Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Variable Funding Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date. Any reduction in the principal amount of this Variable Funding Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Variable Funding Note and of any Variable Funding Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Variable Funding Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Variable Funding Note at the address specified in such notice of final payment.

Principal of and interest on this Variable Funding Note will be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Variable Funding Note will generally be applied first to interest due and payable on this Variable Funding Note and then to the unpaid principal of this Variable Funding Note.

Reference is made to the further provisions of this Variable Funding Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Variable Funding Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature, this Variable Funding Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.

REVERSE OF VARIABLE FUNDING NOTE

This Variable Funding Note is one of a duly authorized issue of Variable Funding Notes of the Issuer, designated as its Home Equity Loan-Backed Variable Funding Notes, Series 2003-B (the “Variable Funding Notes”), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Variable Funding Notes. The Variable Funding Notes are subject to all terms of the Indenture.

The Class M Notes are subordinate to the Senior Notes and the Class B Notes are subordinate to the Senior Notes and the Class M Notes, in each case to the extent specified in the Indenture.

This Variable Funding Note is entitled to the benefits of an irrevocable and unconditional financial guaranty insurance policy issued by Ambac Assurance Corporation.

The Variable Funding Notes and the Offered Notes (collectively, the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Variable Funding Note may be registered on the Note Register upon surrender of this Variable Funding Note for registration of transfer at the Corporate Trust Office of the Indenture Trustee, duly endorsed by, and accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Variable Funding Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Variable Funding Note, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Variable Funding Note.

Each Holder of a Variable Funding Note, by its acceptance of a Variable Funding Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Master Servicer, the Depositor or the Indenture Trustee on the Variable Funding Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Holder of a Variable Funding Note, by its acceptance of a Variable Funding Note, covenants and agrees by accepting the benefits of the Indenture that such Holder will not at any time institute against the Depositor, the Seller, the Master Servicer or the Issuer, or join in any institution against the Depositor, the Seller, the Master Servicer or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law in connection with any obligations relating to the Variable Funding Notes, the Indenture or the other Basic Documents.

Each Beneficial Owner or Variable Funding Noteholder, by its acceptance of a Variable Funding Note (or in the case of a Beneficial Owner of a Variable Funding Note, a beneficial interest in such Variable Funding Note) represents either (i) that it is not, and is not purchasing the Variable Funding Note with assets of, an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a governmental plan or church plan that is subject to applicable federal, state or local law similar to the foregoing provisions of ERISA and/or the Code or (ii) that a class or individual exemption under Section 406 of ERISA or Section 4975 of the Code is applicable to the acquisition and holding of the Variable Funding Note by such Beneficial Owner or Noteholder or the acquisition and holding of the Variable Funding Note by such Beneficial Owner or Noteholder does not constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or other applicable federal, state or local law, for which no statutory, regulatory or administrative exemption is available.

The Issuer has entered into the Indenture and this Variable Funding Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Variable Funding Notes will qualify as indebtedness of the Issuer. Each Holder of a Variable Funding Note, by its acceptance of a Variable Funding Note, agrees to treat the Variable Funding Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

Prior to the due presentment for registration of transfer of this Variable Funding Note, the Issuer, the Enhancer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in the name of which this Variable Funding Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Variable Funding Note be overdue, and none of the Issuer, the Enhancer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the Holders of the Variable Funding Notes under the Indenture at any time by the Issuer and the Indenture Trustee with the consent of the Enhancer and the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes affected thereby, and with prior written notice to each Rating Agency. The Indenture also contains provisions permitting the Enhancer (so long as no Enhancer Default exists) or the Holders of Notes representing specified aggregate Note Balances with the consent of the Enhancer, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Variable Funding Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Variable Funding Note and of any Variable Funding Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Variable Funding Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders but with prior written notice to each Rating Agency and the prior written consent of the Enhancer, unless an Enhancer Default shall have occurred.

The term “Issuer” as used in this Variable Funding Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Variable Funding Notes under the Indenture.

The Variable Funding Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Variable Funding Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Variable Funding Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Variable Funding Note at the times, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust Company or Wells Fargo Bank Minnesota, National Association in their respective individual capacities, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Variable Funding Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Variable Funding Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, such Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Variable Funding Note.

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Variable Funding Note to be duly executed.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2003-B By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee By: Authorized Signatory Dated: March __, 2003

CERTIFICATE OF AUTHENTICATION

This is one of the Variable Funding Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee By: Authorized Signatory Dated: March __, 2003

ASSIGNMENT

           Social Security or taxpayer I.D. or other identifying number of assignee:
           ___________________________________________________________________

           FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________
           (name and address of assignee)

          the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:____________________ _____________________________________________*/

                                                           _____________________________________________*/

*	____________________

NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE A

HOME EQUITY LOAN-BACKED VARIABLE FUNDING NOTES

Date	Percentage Interest	Principal Payment	Variable Funding Balance Outstanding	Authorized Signature of Indenture Trustee

EXHIBIT A-3b

FORM OF CAPPED VARIABLE FUNDING NOTE

THIS CAPPED VARIABLE FUNDING NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE INDENTURE REFERRED TO HEREIN.

THE PRINCIPAL OF THIS CAPPED VARIABLE FUNDING NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CAPPED VARIABLE FUNDING NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CAPPED VARIABLE FUNDING NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE OTHER BASIC DOCUMENTS.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2003-B

HOME EQUITY LOAN-BACKED CAPPED VARIABLE FUNDING NOTE,
SERIES 2003-B

No. VFN Capped -___ Note Rate: as set forth herein. Initial Principal Balance: ___

          Irwin Whole Loan Home Equity Trust 2003-B, a statutory trust duly organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to Irwin Union Bank and Trust Company or its registered assigns, the principal amount set forth on Schedule A attached hereto (or otherwise owing hereunder as determined pursuant to the Indenture), payable on each Payment Date in an amount equal to the pro rata portion allocable hereto (based on the Variable Funding Balances of all Variable Funding Notes immediately prior to such Payment Date) of the aggregate amount, if any, payable in respect of principal of the Variable Funding Notes pursuant to Section 3.05 of the indenture dated as of February 28, 2003 (the “Indenture”), between the Issuer and Wells Fargo Bank Minnesota, National Association, as indenture trustee (the “Indenture Trustee”); provided, however, that the entire unpaid principal amount of this Capped Variable Funding Note shall be due and payable on the [_______________] Payment Date to the extent not previously paid on a prior Payment Date. Capitalized terms used herein that are not otherwise defined shall have the meaning set forth in Appendix A to the Indenture.

          Interest on this Capped Variable Funding Note will be paid monthly on each Payment Date at the Note Rate for the related Interest Period subject to limitations that may result in Interest Carry-Forward Amounts (as further described in the Indenture). Interest on this Capped Variable Funding Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid (in the case of the first Payment Date, from the Closing Date) to but excluding such Payment Date. Interest will be computed on the basis of the actual number of days in each Interest Period and 360-day year.

          Principal of and interest on this Capped Variable Funding Note will be payable on the related Payment Date as described in the Indenture. “Payment Date” means the 25th day of each month or, if any such day is not a Business Day, the immediately succeeding Business Day.

          If an Event of Default shall have occurred and be continuing, then the Indenture Trustee, acting at the direction of the Enhancer or the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Group I Notes, the Senior Group II Notes or the Subordinate Group II Notes, with the written consent of the Enhancer, may declare all Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Variable Funding Notes shall be made pro rata to the Holders of Variable Funding Notes entitled thereto.

          Payments of interest on this Capped Variable Funding Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Capped Variable Funding Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Capped Variable Funding Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date. Any reduction in the principal amount of this Capped Variable Funding Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Capped Variable Funding Note and of any Variable Funding Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Capped Variable Funding Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Capped Variable Funding Note at the address specified in such notice of final payment.

          Principal of and interest on this Capped Variable Funding Note will be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Capped Variable Funding Note will generally be applied first to interest due and payable on this Capped Variable Funding Note and then to the unpaid principal of this Capped Variable Funding Note.

          Reference is made to the further provisions of this Capped Variable Funding Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Capped Variable Funding Note.

          Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature, this Capped Variable Funding Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supercede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.

REVERSE OF CAPPED VARIABLE FUNDING NOTE

          This Capped Variable Funding Note is one of a duly authorized issue of Variable Funding Notes of the Issuer, designated as its Home Equity Loan-Backed Variable Funding Notes, Series 2003-B (the “Variable Funding Notes”), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Variable Funding Notes. The Variable Funding Notes are subject to all terms of the Indenture.

          The Variable Funding Notes and the Offered Notes (collectively, the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

          As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Capped Variable Funding Note may be registered on the Note Register upon surrender of this Capped Variable Funding Note for registration of transfer at the Corporate Trust Office of the Indenture Trustee, duly endorsed by, and accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Variable Funding Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Capped Variable Funding Note, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Capped Variable Funding Note.

          Each Holder of a Variable Funding Note, by its acceptance of a Variable Funding Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Master Servicer, the Depositor or the Indenture Trustee on the Variable Funding Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

          Each Holder of a Variable Funding Note, by its acceptance of a Variable Funding Note, covenants and agrees by accepting the benefits of the Indenture that such Holder will not at any time institute against the Depositor, the Seller, the Master Servicer or the Issuer, or join in any institution against the Depositor, the Seller, the Master Servicer or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law in connection with any obligations relating to the Capped Variable Funding Notes, the Indenture or the other Basic Documents.

          Each Beneficial Owner or Variable Funding Noteholder, by its acceptance of a Variable Funding Note (or in the case of a Beneficial Owner of a Variable Funding Note, a beneficial interest in such Variable Funding Note) represents either (i) that it is not, and is not purchasing the Variable Funding Note with assets of, an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a governmental plan or church plan that is subject to applicable federal, state or local law similar to the foregoing provisions of ERISA and/or the Code or (ii) that a class or individual exemption under Section 406 of ERISA or Section 4975 of the Code is applicable to the acquisition and holding of the Variable Funding Note by such Beneficial Owner or Noteholder or the acquisition and holding of the Variable Funding Note by such Beneficial Owner or Noteholder does not constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or other applicable federal, state or local law, for which no statutory, regulatory or administrative exemption is available.

          The Issuer has entered into the Indenture and this Capped Variable Funding Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Variable Funding Notes will qualify as indebtedness of the Issuer. Each Holder of a Variable Funding Note, by its acceptance of a Variable Funding Note, agrees to treat the Variable Funding Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

          Prior to the due presentment for registration of transfer of this Capped Variable Funding Note, the Issuer, the Enhancer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in the name of which this Capped Variable Funding Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Capped Variable Funding Note be overdue, and none of the Issuer, the Enhancer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the Holders of the Variable Funding Notes under the Indenture at any time by the Issuer and the Indenture Trustee with the consent of the Enhancer and the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes affected thereby, and with prior written notice to each Rating Agency. The Indenture also contains provisions permitting the Enhancer (so long as no Enhancer Default exists) or the Holders of Notes representing specified aggregate Note Balances with the consent of the Enhancer, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Capped Variable Funding Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Capped Variable Funding Note and of any Variable Funding Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Capped Variable Funding Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders but with prior written notice to each Rating Agency and the prior written consent of the Enhancer, unless an Enhancer Default shall have occurred.

          The term “Issuer” as used in this Capped Variable Funding Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee, the Enhancer and the Holders of Variable Funding Notes under the Indenture.

          The Variable Funding Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          This Capped Variable Funding Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws. No reference herein to the Indenture and no provision of this Capped Variable Funding Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Capped Variable Funding Note at the times, place and rate, and in the coin or currency herein prescribed.

          Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust Company or Wells Fargo Bank Minnesota, National Association in their respective individual capacities, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Capped Variable Funding Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Capped Variable Funding Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, such Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Capped Variable Funding Note.

          IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Capped Variable Funding Note to be duly executed.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2003-B By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee By: Authorized Signatory Dated:

CERTIFICATE OF AUTHENTICATION

This is one of the Capped Variable Funding Notes referred to in the within-mentioned Indenture.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2003-B By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee By: Authorized Signatory Dated:

ASSIGNMENT

           Social Security or taxpayer I.D. or other identifying number of assignee:
           ___________________________________________________________________

           FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________
           (name and address of assignee)

          the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:____________________ _____________________________________________*/

                                                           _____________________________________________*/

*	____________________

NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

ASSIGNMENT

           Social Security or taxpayer I.D. or other identifying number of assignee:
           ___________________________________________________________________

           FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________
           (name and address of assignee)

          the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:____________________ _____________________________________________*/

                                                           _____________________________________________*/

*	____________________

NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A-4

FORM OF CLASS X-1 NOTE

           THIS CLASS X-1 NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE INDENTURE REFERRED TO HEREIN.

           THIS CLASS X-1 NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE TRANSFEROR, THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE OTHER BASIC DOCUMENTS.

           THIS NOTE IS NOT TRANSFERABLE EXCEPT UPON SATISFACTION OF THE CONDITIONS SET FORTH IN SECTION 4.02 OF THE INDENTURE. NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE TRANSFERRED SEPARATELY FROM THE CLASS X2-A AND CLASS X2-B NOTES AND ALL OF THE INTERESTS THEREIN.

           THE TRANSFEREE OF THIS NOTE WILL BE SUBJECT TO FEDERAL WITHHOLDING TAX UNLESS THE NOTE REGISTRAR SHALL HAVE RECEIVED A CERTIFICATE OF NON-FOREIGN STATUS CERTIFYING AS TO THE TRANSFEREE’S STATUS AS A UNITED STATES PERSON UNDER UNITED STATES TAX LAW.

           THIS NOTE IS NOT TRANSFERABLE TO AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) OR A PLAN (AS DEFINED IN SECTION 4975 OF THE CODE).

           THIS CLASS X-1 NOTE IS NOT ENTITLED TO DISTRIBUTIONS OF INTEREST.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2003-B

HOME EQUITY LOAN-BACKED SUBORDINATE NOTE, SERIES 2003-B

Registered No. X-1-1 Note Balance: $_________ First Payment Date: April 25, 2003 Legal Final Payment Date: November 25, 2032	Percentage Interest: 100%

          Irwin Whole Loan Home Equity Trust 2003-B, a statutory trust duly organized and existing under the laws of the State of Delaware (the “Issuer”), for value received, hereby promises to pay to _______________________________ or its registered assigns, the principal sum of ________________________ Dollars ($___________) payable on each Payment Date in an amount equal to the Percentage Interest specified above of the amount, if any, payable in respect of principal of the Class X-1 Notes pursuant to Section 3.05 of the Indenture dated as of February 28, 2003 (the “Indenture”), between the Issuer and Wells Fargo Bank Minnesota, National Association, as indenture trustee (the “Indenture Trustee”); provided, however, that the entire unpaid principal amount of this Class X-1 Note shall be due and payable on the November 25, 2032 Payment Date to the extent not previously paid on a prior Payment Date. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.

           Principal of this Class X-1 Note shall be paid in the manner specified on the reverse hereof. “Payment Date” means the 25th day of each month or, if any such day is not a Business Day, the immediately succeeding Business Day.

           If an Event of Default shall have occurred and be continuing with respect to the Notes, then the Indenture Trustee, acting at the direction of the Enhancer, or the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes, may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.

           Principal of this Class X-1 Note will be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

           Reference is made to the further provisions of this Class X-1 Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class X-1 Note.

           Unless the Indenture Trustee has executed the certificate of authentication hereon by manual signature, this Class X-1 Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

           To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.

REVERSE OF CLASS X-1 NOTE

           This Class X-1 Note is one of a duly authorized issue of Class X-1 Notes of the Issuer, designated as its Home Equity Loan-Backed Notes, Series 2003-B (the “Class X-1 Notes”), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Class X-1 Notes are subject to all of the terms of the Indenture.

           The Class M Notes are subordinate to the Senior Notes and the Class B Notes are subordinate to the Senior Notes and the Class M Notes, in each case to the extent specified in the Indenture.

           This Class X-1 Note may be transferred by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Class X-1 Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class X-1 Note, but the Note Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Class X-1 Note.

           Each Holder or Beneficial Owner of a Class X-1 Note, by its acceptance of a Class X-1 Note (or, in the case of a Beneficial Owner of a Class X-1 Note, a beneficial interest in such Class X-1 Note) covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Transferor, the Master Servicer, the Depositor or the Indenture Trustee on the Class X-1 Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or any successor or assign of the Indenture Trustee or the Owner Trustee in their respective individual capacities, except as any such Person may have expressly agreed, and provided that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

           Each Beneficial Owner or Class X-1 Noteholder, by its acceptance of a Class X-1 Note (or, in the case of a Beneficial Owner of a Class X-1 Note, a beneficial interest in such Class X-1 Note) covenants and agrees by accepting the benefits of the Indenture that such Class X-1 Noteholder or Beneficial Owner will not at any time institute against the Depositor, the Transferor, the Master Servicer or the Issuer, or join in any institution against the Depositor, the Transferor, the Master Servicer or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law in connection with any obligation relating to the Class X-1 Notes, the Indenture or the other Basic Documents.

           The Issuer has entered into this Indenture, and this Class X-1 Note is issued, with the intention that, for federal, state and local, income, single business and franchise tax purposes, the Class X-1 Notes will qualify as equity of the Issuer. Each Class X-1 Noteholder, by its acceptance of a Class X-1 Note (and each Beneficial Owner of a Class X-1 Note by its acceptance of a beneficial interest in such Class X-1 Note), agrees to (i) treat the Class X-1 Notes for federal, state and local income, single business and franchise tax purposes as equity of the Issuer and (ii) the allocations of tax items determined in accordance with the provisions of Section 4.09(c) of the Indenture and Section 3.12 of the Trust Agreement.

           Prior to the due presentment for registration of transfer of this Class X-1 Note, the Issuer, the Enhancer, the Indenture Trustee and any agent thereof may treat the Person in the name of which this Class X-1 Note is registered (as of the date of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Class X-1 Note shall be overdue; and none of the Issuer, the Enhancer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

           The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the Class X-1 Noteholders under the Indenture at any time by the Issuer and the Indenture Trustee with prior written notice to each Rating Agency and with the consent of the Enhancer and the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes affected thereby. The Indenture also contains provisions permitting the Enhancer (so long as no Enhancer Default exists) or the Holders of Notes representing a specified percentage of the aggregate Note Balance with the consent of the Enhancer, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class X-1 Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class X-1 Note and of any Class X-1 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made hereon. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders, but with prior written notice to each Rating Agency and the prior written consent of the Enhancer, unless an Enhancer Default shall have occurred.

           The term “Issuer” as used in this Class X-1 Note includes any successor to the Issuer under the Indenture.

           The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

           The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

           This Class X-1 Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

           No reference herein to the Indenture and no provision of this Class X-1 Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class X-1 Note at the times, place and rate and in the coin or currency herein prescribed.

           Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust Company or Wells Fargo Bank Minnesota, National Association in their respective individual capacities, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Class X-1 Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Class X-1 Note, by its acceptance hereof, agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, such Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class X-1 Note.

          IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Class X-1 Note to be duly executed.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2003-B By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee By: Authorized Signatory Dated: March __, 2003

ASSIGNMENT

           Social Security or taxpayer I.D. or other identifying number of assignee:
           ___________________________________________________________________

           FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________
           (name and address of assignee)

          the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:____________________ _____________________________________________*/

                                                           _____________________________________________*/

*	____________________

NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A-5

EXHIBIT B

FORM OF RULE 144A INVESTMENT REPRESENTATION

          Description of Rule 144A Securities, including numbers:

______________________

______________________

______________________

______________________

The undersigned seller, as registered holder (the “Seller”), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the “Buyer”).

(a)      In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of' general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

(b)      The Buyer warrants and represents to, and covenants with, the Indenture Trustee and the Issuer (as defined in the Indenture (the "Indenture"), dated as of February 28, 2003, between Irwin Whole Loan Home Equity Trust 2003-B, as Issuer, and Wells Fargo Bank Minnesota, National Association, as Indenture Trustee), pursuant to Section 4.02 of the Indenture, as follows:

a.	The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

b.	The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

c.	The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Indenture Trustee, the Owner Trustee or the Master Servicer.

d.	Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

e.	The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

(c)      This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

          IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

________________________________ Print Name of Seller By:________________________________ Name: Title: Taxpayer Identification: No:________________________________ Date:_______________________________	________________________________ Print Name of Buyer By:________________________________ Name: Title: Taxpayer Identification: No:________________________________ Date:_______________________________

ANNEX 1 TO EXHIBIT B

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

For Buyers Other Than Registered Investment Companies

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1.	As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2.	In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Buyer owned and/or invested on a discretionary basis $_________________* in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

___      Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar statutory trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

___      Bank. The Buyer (i) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (ii) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___      Savings and Loan. The Buyer (i) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (ii) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

___      Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

___      Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory of the United States.

___      State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of such State or its political subdivisions, for the benefit of its employees.

___      ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

___      Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

___      SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

___       Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

___ Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (i) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (ii) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

3.	The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4.	For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.	The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Rule 144A Securities are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

Yes _____ No ______	Will the Buyer be purchasing the Rule 144A Securities only for the Buyer’s own account?

6.	If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

7.	The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

Print Name of Buyer By:______________________________________ Name: Title: Date:

ANNEX 2 TO EXHIBIT B

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Buyers that are Registered Investment Companies]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1.	As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.	In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

___      The Buyer owned $____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.	The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.	The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

5.	The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

6.	The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

______________________________________
Print Name of Buyer

By:______________________________________
      Name:
      Title:

      Date:

IF AN ADVISER

______________________________________
Print Name of Buyer

By:______________________________________
      Name:
      Title:

Date:

EXHIBIT C

FORM OF INVESTOR REPRESENTATION LETTER

_________, ____

Bear Stearns Asset Backed Securities, Inc.
383 Madison Avenue, 10th Floor
New York, NY 10179

Wells Fargo Bank Minnesota, National Association
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479

Attention: Corporate Trust Administration

           Re:       Home Equity Loan-Backed Capped Funding Notes, Series 2003-B

Ladies and Gentlemen:

          ________________ (the “Purchaser”) intends to purchase $_________ Home Equity Loan-Backed Capped Funding Notes], Series 2003-B (the “Capped Funding Notes”), issued pursuant to the indenture dated as of February 28, 2003 (the “Indenture”), between Irwin Whole Loan Home Equity Trust 2003-B, as issuer (the “Issuer”), and Wells Fargo Bank Minnesota, National Association, as indenture trustee (the “Indenture Trustee”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Issuer and the Indenture Trustee that:

           (a)      The Purchaser understands that (i) the Capped Funding Notes have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (ii) the Issuer is not required to so register or qualify the Capped Funding Notes, (iii) the Capped Funding Notes may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (iv) the Indenture contains restrictions regarding the transfer of the Capped Funding Notes and (v) the Capped Funding Notes will bear a legend to the foregoing effect.

           (b)      The Purchaser is acquiring the Capped Funding Notes for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

           (c)      The Purchaser is (i) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Capped Funding Notes, such that it is capable of evaluating the merits and risks of investment in the Capped Funding Notes, (ii) able to bear the economic risks of such an investment and (iii) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

           (d)      The Purchaser has been furnished with, and has had an opportunity to review (i) a copy of the Indenture and (ii) such other information concerning the Capped Funding Notes, the Mortgage Loans and the Issuer as has been requested by the Purchaser from the Issuer or the Seller and is relevant to the Purchaser's decision to purchase the Capped Funding Notes. The Purchaser has had any questions arising from such review answered by the Issuer or the Seller to the satisfaction of the Purchaser.

           (e)      The Purchaser has not and will not nor has it authorized or will it authorize any person to (i) offer, pledge, sell, dispose of or otherwise transfer any Note, any interest in any Note or any other similar security to any person in any manner, (ii) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Note, any interest in any Note or any other similar security from any person in any manner, (iii) otherwise approach or negotiate with respect to any Note, any interest in any Note or any other similar security with any person in any manner, (iv) make any general solicitation by means of general advertising or in any other manner or (v) take any other action, that (as to any of (i) through (v) above) would constitute a distribution of any Capped Funding Note under the Act, that would render the disposition of any Capped Funding Note a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Capped Funding Notes, except in compliance with the provisions of the Indenture.

           (f)      The Purchaser is not a non-United States person.

Very truly yours, By:________________________________ Name: Title:

EXHIBIT D

FORM OF TRANSFEROR REPRESENTATION LETTER

_________, ____

Bear Stearns Asset Backed Securities, Inc.
383 Madison Avenue, 10th Floor
New York, NY 10179

Wells Fargo Bank Minnesota, National Association
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479

Attention: Corporate Trust Administration

           Re:       Home Equity Loan-Backed Capped Funding Notes, Series 2003-B

Ladies and Gentlemen:

          ___________ (the “Purchaser”) intends to purchase $________ Home Equity Loan-Backed Capped Funding Notes, Series 2003-B (the “Notes”), issued pursuant to an indenture dated as of February 28, 2003 (the “Indenture”), between Irwin Whole Loan Home Equity Trust 2003-B, as issuer (the “Issuer”), and Wells Fargo Bank Minnesota, National Association, as indenture trustee (the “Indenture Trustee”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture. The Seller hereby certifies, represents and warrants to, and covenants with, the Issuer and the Indenture Trustee that:

          Neither the Seller nor anyone acting on its behalf has (i) offered, pledged, sold, disposed of or otherwise transferred any Capped Funding Note, any interest in any Capped Funding Note or any other similar security to any person in any manner, (ii) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Capped Funding Note, any interest in any Capped Funding Note or any other similar security from any person in any manner, (iii) has otherwise approached or negotiated with respect to any Capped Funding Note, any interest in any Capped Funding Note or any other similar security with any person in any manner, (iv) has made any general solicitation by means of general advertising or in any other manner, or (v) has taken any other action, that (as to any of (i) through (v) above) would constitute a distribution Capped Funding Notes under the Securities Act of 1933, as amended (the “Act”), that would render the disposition of any Capped Funding Note a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Capped Funding Note. The Seller has not and will not sell or otherwise transfer any of the Notes, except in compliance with the provisions of the Indenture.

Very truly yours, By:________________________________ Name: Title:

EXHIBIT E

FORM OF REPRESENTATION LETTER

_________, ____

Bear Stearns Asset Backed Securities, Inc.
383 Madison Avenue, 10th Floor
New York, NY 10179

Wilmington Trust Company,
as Owner Trustee
1100 North Market
Wilmington, Delaware 19890

Wells Fargo Bank Minnesota, National Association
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479

Re:	Bear Stearns Asset Backed Securities Inc. Irwin Whole Loan Home Equity Trust 2003-B; Non-Offered Subordinate Notes

Dear Sirs:

          One or more Non-Offered Subordinate Notes (the “Transferee”) intends to acquire from ____________ (the “Seller”), issued pursuant to an indenture dated as of February 28, 2003 (the “Indenture”), between Irwin Whole Loan Home Equity Trust 2003-B, as Issuer (the “Issuer”) and Wells Fargo Bank Minnesota, National Association, as Indenture Trustee. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.

          The Transferee hereby certifies, represents and warrants to, and covenants with, the Depositor, the Owner Trustee, the Administrator and the Indenture Trustee that:

           (a)      the Transferee is acquiring the Non-Offered Subordinate Note for its own behalf and is not acting as agent or custodian for any other person or entity in connection with such acquisition;

           (g)      the Transferee is not a partnership, grantor trust or S corporation for federal income tax purposes, or, if the Transferee is a partnership, grantor trust or S corporation for federal income tax purposes, the Non-Offered Subordinate Notes are not more than 50% of the assets of the partnership, grantor trust or S corporation;

           (h)      the Transferee will not (x) incur indebtedness secured by Non-Offered Subordinate Notes where payments on such indebtedness bear a relationship to payments on either the Mortgage Loans in Group I or the Mortgage Loans as a whole within the meaning of Treasury Regulations Section 301.7701(i)-1(f) or (y) use a partnership, trust or other entity to indirectly achieve the result described in clause (x); and

           (i)      the Transferee has been furnished with, and has had an opportunity to review a copy of the Indenture. The Transferee agrees to be bound by the Indenture.

Very truly yours, By:________________________________ Name: Title:

EXHIBIT F

CERTIFICATE OF NON-FOREIGN STATUS

          This Certificate of Non-Foreign Status (the “Certificate”) is delivered pursuant to Section 4.02 of the indenture dated as of February 28, 2003 (the “Indenture”), between Irwin Whole Loan Home Equity Trust 2003-B, as Issuer (the “Issuer”) and Wells Fargo Bank Minnesota, National Association, as Indenture Trustee, in connection with the acquisition of, transfer to or possession by the undersigned, whether as beneficial owner (the “Beneficial Owner”), or nominee on behalf of the Beneficial Owner of the Non-Offered Subordinate Note. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.

          Each holder must complete Part I, Part II (if the holder is a nominee), and in all cases sign and otherwise complete Part III.

          In addition, each holder shall submit with this Certificate an IRS Form W-9 relating to such holder.

          To confirm to the Indenture Trustee, the Owner Trustee and the Issuer that the provisions of Sections 871, 881 or 1446 of the Internal Revenue Code (relating to withholding tax on foreign partners) do not apply in respect of the Non-Offered Subordinate Note held by the undersigned, the undersigned hereby certifies:

Part I -      Complete Either A or B

                 A.      Individual as Beneficial Owner

                      1.      I am (The Beneficial Owner is) not a non-resident alien for purposes of U.S. income taxation;

                      2.      My (The Beneficial Owner's) name and home address are:

                      _____________________________

                      _____________________________; and

                      3.      My (The Beneficial Owner's) U.S. taxpayer identification number (Social Security Number) is ___________________.

                 B.      Corporate, Partnership or Other Entity as Beneficial Owner

                      1.      _________________ (Name of the Beneficial Owner) is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations;

                      2.      The Beneficial Owner's office address and place of incorporation (if applicable) is _____________; and

                      3.      The Beneficial Owner's U.S. employer identification number is ________________.

Part II -      Nominees

          If the undersigned is the nominee for the Beneficial Owner, the undersigned certifies that this Certificate has been made in reliance upon information contained in:

           ___ an IRS Form W-9

           ___ a form such as this or substantially similar

provided to the undersigned by an appropriate person and (i) the undersigned agrees to notify the Trust at least 30 days prior to the date that the form relied upon becomes obsolete, and (ii) in connection with change in Beneficial Owners, the undersigned agrees to submit a new Certificate to the Trust promptly after such change.

Part III -       Declaration

          The undersigned, as the Beneficial Owner or a nominee thereof, agrees to notify the Trust within 60 days of the date that the Beneficial Owner becomes a foreign person. The undersigned understands that this Certificate may be disclosed to the Internal Revenue Service by the Trust and any false statement contained therein could be punishable by fines, imprisonment or both.

          Under penalties of perjury, I declare that I have examined this Certificate and to the best of my knowledge and belief it is true, correct and complete and will further declare that I will inform the Trust of any change in the information provided above, and, if applicable, I further declare that I have the authority* to sign this document.

______________________________ Name ______________________________ Title (if applicable) ______________________________ Signature and Date

*NOTE: If signed pursuant to a power of attorney, the power of attorney must accompany this Certificate.